UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

The 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Akebia Therapeutics, Inc., or the Company or Akebia, will be held on Wednesday, June 8, 2022, at 10:00 a.m. Eastern Time in a virtual meeting format via live webcast. The purposes of the meeting are as follows:

1.

Elect two Class II directors, John P. Butler and Myles Wolf, M.D., M.M.Sc., to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;

2.	Hold an advisory vote on the compensation of Akebia’s named executive officers;

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	Transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR” each of the Class II director nominees (Proposal 1) and “FOR” each of Proposals 2 and 3.

Each outstanding share of our common stock, par value $0.00001 per share (Nasdaq: AKBA), or our Common Stock, entitles the holder of record as of 5:00 p.m. Eastern Time on April 11, 2022, referred to as the record date, to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You will be able to attend the Annual Meeting virtually, vote, submit questions and examine a list of the Company’s registered stockholders by visiting www.virtualshareholdermeeting.com/AKBA2022 and using your unique control number found on the Notice Regarding the Availability of Proxy Materials, or the Notice, or the proxy card. You will not be able to attend the Annual Meeting physically in person. If you have technical difficulties or trouble accessing the virtual meeting, there will be technicians ready to assist you. If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

We are also pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. The notice and access process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Therefore, we are mailing our stockholders the Notice on or about April 28, 2022, instead of a paper copy of our proxy materials. The Notice contains instructions on how to access the documents and cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. Stockholders who previously elected not to receive a Notice will instead receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you attend the Annual Meeting virtually, we urge you to vote your shares by following the instructions in the Notice and submitting your proxy by the Internet, telephone or by signing, dating and returning the proxy card in order to ensure the presence of a quorum. If you choose to attend the

Annual Meeting, you may vote your shares during the Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/AKBA2022. If your shares are held by a bank, broker or other nominee, please refer to the materials provided by your bank, broker or other nominee for voting instructions. As always, we encourage you to vote your shares prior to the Annual Meeting.

All stockholders are extended a cordial invitation to attend the Annual Meeting virtually.

By Order of the Board of Directors,

John P. Butler
President and Chief Executive Officer

Cambridge, Massachusetts

April 28, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2022 Annual Meeting of Stockholders, the Proxy Statement and our 2021 annual report are available at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com, or by submitting a request over the Internet at www.proxyvote.com.

i

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement, along with the accompanying Notice of 2022 Annual Meeting of Stockholders, contains information about the 2022 Annual Meeting of Stockholders of Akebia Therapeutics, Inc., or the Annual Meeting, including any adjournments or postponements thereof. In this Proxy Statement, we refer to Akebia Therapeutics, Inc. as “Akebia,” “the Company,” “we” or “us.”

We are holding the Annual Meeting at 10:00 a.m. Eastern Time, on Wednesday, June 8, 2022. The Annual Meeting will be a virtual meeting via live webcast. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AKBA2022 and entering the control number included in the Notice Regarding the Availability of Proxy Materials, or the Notice, or proxy card you receive.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

Who is soliciting my proxy?

The Board of Directors, or the Board, of Akebia is soliciting your proxy to vote at the Annual Meeting, to be held virtually via live webcast on Wednesday, June 8, 2022 at 10:00 a.m. Eastern Time, and any adjournments thereof. This Proxy Statement and the accompanying Notice of 2022 Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Why is the Company holding a virtual Annual Meeting?

This year, our Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person physically. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

How do I virtually attend the Annual Meeting?

We will host the Annual Meeting online via live webcast. To attend the Annual Meeting, go to www.virtualshareholdermeeting.com/AKBA2022 shortly before the Annual Meeting time, and follow the instructions for downloading the webcast. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to test your computer and for the check-in procedures. You need not attend the Annual Meeting in order to vote.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the Annual Meeting log-in page.

When will this Proxy Statement and the accompanying materials be made available to stockholders?

We intend to commence distribution of the Notice, and, if applicable, the proxy materials, to all stockholders entitled to vote at the Annual Meeting on or about April 28, 2022. The proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, the accompanying proxy card, this Proxy Statement and the 2021 annual report, or the Annual Report, will be made available to stockholders on the Internet on the same date. Please note that, while our proxy materials are available at the website referenced in the Notice, and the Notice, Proxy Statement and Annual Report are available on our website, no information contained on such website is incorporated by reference in or considered to be a part of this document. Stockholders who previously elected not to receive a Notice will instead receive a paper copy of the proxy materials by mail.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending the Notice to our stockholders on or about April 28, 2022. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice and to request to receive, free of charge, a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet or through email to help reduce the environmental impact of our Annual Meeting.

When is the record date for the Annual Meeting?

The Board of Directors fixed the record date for the Annual Meeting as of 5:00 p.m. Eastern Time on April 11, 2022, referred to as the record date. Only stockholders who owned our common stock, par value $0.00001 per share, or our Common Stock, as of 5:00 p.m. Eastern Time on April 11, 2022 are entitled to vote at the Annual Meeting.

Why is the Company soliciting my vote?

The Board of Directors of the Company is soliciting your vote for the Annual Meeting because you owned shares of our Common Stock, as of 5:00 p.m. Eastern Time on the record date. We have made available to you on the Internet or have sent you by mail this Proxy Statement, the Notice of 2022 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report.

How many votes can be cast by all stockholders?

A total of 183,533,075 shares of Common Stock of the Company were outstanding on April 11, 2022 and are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting.

Who may attend the Annual Meeting?

Only stockholders as of the record date, their proxy holders and guests invited by the Company may attend the Annual Meeting virtually by accessing www.virtualshareholdermeeting.com/AKBA2022 and entering the unique control number found on the Notice or the proxy card.

If your shares are held by a bank, broker or other nominee, you can attend the Annual Meeting by contacting the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and using the control number found on the broker’s proxy card.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided on the Notice or the proxy card.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the Notice or the proxy card. You must have the control number that is on the Notice or the proxy card when voting.

•

By Mail. If you requested printed copies of proxy materials, complete and mail your proxy card, in the postage prepaid envelope you receive, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors and will be voted according to the discretion of the named proxy holders on the proxy card upon any other business that may properly be brought before the Annual Meeting and at all adjournments and postponements thereof.

•

At the Virtual Annual Meeting. The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need the control number included in the Notice or the proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

If your shares of Common Stock are held by a bank, broker or other nominee, you may vote:

•	By Internet or by Telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail.

•

At the Virtual Annual Meeting. The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need to contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and use the control number found on the broker’s proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy card or virtually at the Annual Meeting.

Stock exchange rules allow brokers to vote on your behalf for certain matters if you do not provide voting instructions with respect to your shares. The election of the two Class II directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are matters on which brokers do not have discretionary voting authority under applicable stock exchange rules. Accordingly, in the absence of proper voting instructions from you on those matters, the broker will not vote your shares (which is referred to as a broker non-vote). Broker non-votes are shares represented at the Annual Meeting held by banks, brokers or other nominees for which instructions have not been received from the beneficial owners or persons entitled to vote such shares and such banks, brokers or other nominees do not have discretionary voting power to vote such shares.

The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3) is a proposal on which banks, brokers or other nominees are expected to have discretionary voting authority under applicable stock exchange rules. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal 3. If a bank, broker or other nominee does not exercise this discretionary authority and does not have instructions from you, then broker non-votes would occur in connection with Proposal 3.

We encourage you to vote or to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

How many votes are required for approval of different matters and what are the Board of Directors’ recommendations on how to vote my shares?

Proposal	Voting Options	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendations
Election of Two Class II Directors (Proposal 1)	For All/ Withhold All/ For All Except	Plurality of votes cast (1)	No effect	No effect	FOR ALL

Advisory Vote on Compensation of Named Executive Officers (Proposal 2)	For/Against/ Abstain	Majority of votes cast (2)	No effect	No effect	FOR

Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 3)	For/Against/ Abstain	Majority of votes cast	No effect	No effect (3)	FOR

(1)	A vote to withhold will have no effect on the outcome of Proposal 1.
(2)	As an advisory vote, this proposal is not binding. The Board of Directors will take into consideration the outcome of this vote in determining executive compensation.
(3)

As noted above, Proposal 3 is a proposal on which banks, brokers or other nominees are expected to have discretionary voting authority under applicable stock exchange rules. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal 3. If a bank, broker or other nominee does not exercise this discretionary authority and does not have instructions from you, then broker non-votes would occur in connection with Proposal 3.

Who pays the cost of soliciting proxies?

The Company will pay the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and other vendors for forwarding solicitation material to beneficial owners of our outstanding Common Stock. The Company may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We do not currently plan to engage any such third party.

Can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy at any time before it is voted at the Annual Meeting by notifying the Corporate Secretary in writing stating that you would like to revoke your proxy of a particular date, by returning a signed proxy with a later date before the Annual Meeting, by transmitting a subsequent vote over the Internet by 11:59 p.m. Eastern Time on June 7, 2022, by transmitting a subsequent vote by telephone by 11:59 p.m. Eastern Time on June 7, 2022, or by attending the Annual Meeting and voting online during the Annual Meeting. Virtually attending the Annual Meeting alone, without voting online during the Annual Meeting, will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

If your stock is held by a bank, broker or other nominee, you must contact your bank, broker or other nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares present during the Annual Meeting will be considered shares of Common Stock represented in person at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Under our Amended and Restated Bylaws, or our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the Annual Meeting has passed. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a bank, broker or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted as provided in the section titled “Can I change or revoke my vote” on page 4 of this proxy statement. If the Annual Meeting is adjourned or postponed for any reason, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it may be because you have multiple accounts at the transfer agent or with banks, brokers or other nominees. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Nicole R. Hadas, Corporate Secretary, at (617) 871-2098. If your shares are held by a bank, broker or other nominee, please call the telephone number provided on your voting instruction form or contact your bank, broker or nominee holder directly.

Can I elect to receive electronic delivery of the Company’s proxy materials?

Most stockholders who previously elected to receive printed copies of our proxy materials can elect to view future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and access the information you need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Where can I find the voting results?

We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the U.S Securities and Exchange Commission, or the SEC, within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests approval, on an advisory basis, of the compensation of our named executive officers. Proposal 3 requests the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December  31, 2022. All proposals are discussed in more detail in the pages that follow.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall be elected for the unexpired term of his or her predecessor in office and until the director’s successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The terms of the Class II directors are scheduled to expire on the date of the Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders as the Class II directors are two current Class II members: John P. Butler and Myles Wolf, M.D., M.M.Sc. If elected, each Class II nominee will serve as a director until the 2025 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Michael T. Heffernan will not be standing for re-election as a Class II director at the Annual Meeting.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class II director nominees to the Board of Directors. The Company has no reason to believe that either nominee will be unable to serve. In the event that one or both nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

Nominees for Directors

The names of the nominees for Class II directors and certain information about each nominee are set forth below.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Age
John P. Butler	Director (Class II), President and Chief Executive Officer	2013	57
Myles Wolf, M.D., M.M.Sc.	Director (Class II)	2020	51

The two nominees for director with the highest number of affirmative votes will be elected as directors. Unless you give contrary instructions, shares represented by proxies will be voted for the election of the two nominees listed above as director nominees. Biographical information relating to each nominee for election as director and each continuing director is shown below. The Company believes that each director meets the qualifications established by the Nominating and Corporate Governance Committee of our Board of Directors.

At the Annual Meeting, stockholders will be asked to consider the election of Dr. Wolf who has been nominated for election as a director for the first time. Dr. Wolf was initially recommended by the Nominating and Corporate Governance Committee.

Although Mr. Heffernan is currently a Class II director, he will not be standing for re-election at the Annual Meeting and will cease serving as a director immediately following the Annual Meeting. Mr. Heffernan’s expected departure is not due to any disagreement with the Company, its operations, policies or practices, and is not the result of a removal “for cause.” Following the Annual Meeting, as approved by our Board of Directors, the number of director seats will be reduced from nine to eight so that there will be no vacancy on the Board of Directors following Mr. Heffernan’s departure.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES FOR DIRECTOR

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The biographical information about the nominees for director is set forth below.

Class II Director Nominees

John P. Butler has served as a member of our Board of Directors since July 2013 and was appointed as the President and Chief Executive Officer of Akebia in September 2013. Prior to joining Akebia, from 2011 until 2013, Mr. Butler served as the Chief Executive Officer of Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013 for total aggregate consideration. Mr. Butler led the transactions that resulted in this sale. From 1997 to 2011, Mr. Butler held various positions at Genzyme Corporation, now Sanofi Genzyme, or Genzyme, most recently serving as President of the company’s rare genetic diseases business. From 2002 until 2010, Mr. Butler led Genzyme’s renal division. Prior to his work at Genzyme, Mr. Butler held sales and marketing positions at Amgen Inc. and Hoffmann-La Roche. Mr. Butler currently serves on the board of directors of Zynerba Pharmaceuticals, Inc. From 2013 to 2016, Mr. Butler served on the board of directors of Relypsa, Inc. From 2015 to 2017, Mr. Butler served on the Board of Directors of Keryx Pharmaceuticals, Inc., or Keryx, and was Chairman of Keryx’s Board of Directors from 2016 to 2017. Mr. Butler is Chair of Kidney Care Partners and formerly served as a Chairman of the Board of Trustees of the American Kidney Fund. Mr. Butler received a B.A. in chemistry from Manhattan College and an M.B.A. degree from Baruch College, City University of New York. We believe that Mr. Butler is qualified to serve on our Board of Directors due to his industry experience in the biotechnology sector, particularly his experience working in the kidney disease area.

Myles Wolf, M.D., M.M.S.C., has served as a member of our Board of Directors since April 2020. Dr. Wolf has significant experience advising biotechnology, pharmaceutical, and diagnostic firms on overall strategy, target identification, validation, and clinical drug development. He has served on standing scientific advisory boards for Akebia and Keryx. Since August 2016,Dr. Wolf has served as Chief of the Division of Nephrology and a Professor of Medicine at Duke University School of Medicine. Since 2002, Dr. Wolf’s research has been supported by grants from the American Heart Association, National Kidney Foundation, American Society of Nephrology, and National Institutes of Health. The focus of his patient-oriented, epidemiological and basic laboratory research is disordered mineral metabolism across the spectrum of chronic kidney disease, including dialysis, kidney transplantation and earlier stages. Dr. Wolf’s research has been published in leading medical journals, including The New England Journal of Medicine, The Journal of the American Medical Association (JAMA), The Journal of Clinical Investigation, Circulation, Cell Metabolism, Journal of the American Society of Nephrology, and Kidney International, among others. Dr. Wolf has served on the editorial boards for Journal of the American Society of Nephrology, Clinical Journal of the American Society of Nephrology, Seminars in Nephrology, and Nature Reviews Nephrology, and as Editor of the “Mineral Metabolism” section of Current Opinion in Nephrology and Hypertension. In 2011, Dr. Wolf was elected to the American Society of Clinical Investigation and in 2017, he was elected to the Association of American Physicians. Dr. Wolf has been the recipient of several teaching, mentoring and research awards. Dr. Wolf earned his B.A. in Biology from Johns Hopkins University, his M.D. from the State University of New York, Downstate, and his Master of Medical Sciences in Clinical and Physiological Investigation from Harvard Medical School. Dr. Wolf completed his internship and residency, and a fellowship in nephrology, at the Massachusetts General Hospital. Prior to joining Duke University in 2016, Dr. Wolf held faculty, leadership and administrative positions at Harvard Medical School, the University of Miami and Northwestern University. We believe that Dr. Wolf is qualified to serve on our Board of Directors due to his significant experience advising biotechnology, pharmaceutical, and diagnostic firms on overall strategy, target identification, validation, and clinical drug development.

Current Directors Not Standing for Election at the Annual Meeting

Our Board of Directors currently consists of nine members. As described above, following the Annual Meeting, the size of our Board of Directors will be reduced to eight directors and there will be no vacancies on the Board.

Set forth below is the biographical information for the members of the Board of Directors who are not standing for re-election at the Annual Meeting and whose terms of office will continue after the Annual Meeting.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Class and Year in Which Term Will Expire	Age
Michael T. Heffernan (1)	Director	2018	Class II—2022	57
Adrian Adams	Director, Chairperson	2018	Class III—2023	70
Michael Rogers	Director	2018	Class III—2023	61
LeAnne M. Zumwalt	Director	2021	Class III—2023	62
Ronald E. Frieson	Director	2021	Class I—2024	63
Steven C. Gilman, Ph.D.	Director	2018	Class I—2024	69
Cynthia Smith	Director	2018	Class I—2024	53

(1)	Mr. Heffernan will not be standing for re-election at the Annual Meeting and will cease serving as a director immediately following the Annual Meeting.

Class III Directors

Adrian Adams has served as a member of our Board of Directors since completion of the merger with Keryx in December 2018. Since January 2020, Mr. Adams has served as Chief Executive Officer and Chairman of the board of Impel NeuroPharma, Inc., a public biotechnology company. From February 2016 to January 2019, Mr. Adams served as Chief Executive Officer of Aralez Pharmaceuticals Inc., or Arlez, a pharmaceutical company that focused on the development, acquisition, and commercialization of cardiovascular, pain and other therapies and was a member of the Aralez board of directors from February 2016 to March 2019. From May 2015 to February 2016, Mr. Adams was the Chief Executive Officer and served on the board of directors of POZEN, Inc., a pharmaceutical company which was combined with Tribute Pharmaceuticals Canada Inc. to become Aralez Pharmaceuticals Inc. in 2016. In August 2018, Aralez voluntarily commenced restructuring proceedings in Canadian Court and its U.S.-based subsidiaries, including POZEN, Inc., filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Previously, Mr. Adams served as Chief Executive Officer, President and a director of Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from December 2011 until January 2015, when it was acquired by Endo International plc. Prior to these roles, Mr. Adams served as Chief Executive Officer at several leading specialty pharmaceutical companies including Kos Pharmaceuticals, Inc., Sepracor, Inc., Inspire Pharmaceuticals, Inc. and Neurologix, Inc. Mr. Adams has also held general management and senior international and national marketing positions at Novartis, SmithKline Beecham and Imperial Chemical Industries (now part of AstraZeneca). Mr. Adams also currently serves as the Chairman of the board of directors at AcelRx Pharmaceuticals, Inc. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University. We believe that Mr. Adams is qualified to serve on our Board of Directors due to his more than 30 years of experience in the pharmaceutical and biotechnology industries, including numerous roles as Chief Executive Officer.

Michael Rogers has served as a member of our Board of Directors since completion of the merger with Keryx in December 2018. He has served as Chief Financial Officer of Apnimed, Inc., or Apnimed, a clinical stage pharmaceutical company focused on developing oral medicines to treat Obstructive Sleep Apnea (OSA) and related disorders, since November 2020. Prior to Apnimed, he served as Chief Financial Officer of Aerpio Pharmaceuticals, Inc., or Aerpio, a pharmaceutical company that merged with Aadi BioScience, Inc., from November 2017 until October 2019. Prior to Aerpio, Mr. Rogers was Chief Financial Officer of Acorda Therapeutics, Inc. a public biotechnology company developing and commercializing therapies to treat neurological disorders, from October 2013 to October 2016. From 1999 to 2009, Mr. Rogers was the Chief Financial Officer of Indevus Pharmaceuticals, Inc. until the company’s sale to Endo Pharmaceuticals, Inc. He also served as Chief Financial Officer at BG Medicine, Inc. Advanced Health Corporation and Autoimmune Inc. Prior to his roles as Chief Financial Officer, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. Mr. Rogers currently serves on the board of directors of Aravive, Inc. Mr. Rogers served as Chairman of the Board of Directors of Keryx from September

2017 until completion of the merger, and a member of the board of directors of Keryx from March 2016 until completion of the merger. He previously served on the board of directors for EyePoint Pharmaceuticals, Inc., formerly pSivida Corp., from July 2005 to June 2019. Mr. Rogers received his B.A. from Union College and an M.B.A. from the Darden School of Business at the University of Virginia. We believe that Mr. Rogers is qualified to serve on our Board of Directors due to his more than 25 years of financial experience and executive leadership in the biotechnology industry.

LeAnne M. Zumwalt has served as a member of our Board of Directors since February 2021. From January 2000 to January 2021, Ms. Zumwalt served in various roles at DaVita Inc., or DaVita, one of the largest providers of kidney care services in the United States. From July 2011 to January 2021, Ms. Zumwalt served as DaVita’s Group Vice President, Government Affairs, and from November 2007 to June 2020 also led DaVita’s purchasing operations. From January 2000 to July 2011, Ms. Zumwalt served as a Vice President of DaVita in many capacities, including as Vice President, Investor Relations from January 2000 to October 2009. From 1997 to 1999, Ms. Zumwalt served as the Chief Financial Officer of Vivra Specialty Partners, Inc., a privately held healthcare service and technology firm. From 1991 to 1997, Ms. Zumwalt held various executive positions, including Chief Financial Officer, at Vivra Incorporated, a publicly held provider of renal dialysis services and other healthcare services. Prior to joining Vivra Incorporated, Ms. Zumwalt was a Senior Manager at Ernst & Young LLP. From July 2018 to December 2020, Ms. Zumwalt served on the board of directors of Adeptus Health Inc., a privately held healthcare services company, and from November 2001 to September 2017, Ms. Zumwalt served on the board of directors of The Advisory Board Company, which provided advice and best practices using research, technology, and consulting to improve healthcare and education institution performance. Ms. Zumwalt received her B.A. in Business Administration from Pacific Union College. We believe that Ms. Zumwalt is qualified to serve on our Board of Directors due to her extensive knowledge and expertise in the U.S. dialysis market.

Class I Directors

Ron Frieson has served as a member of our Board of Directors since November 2021. Since July 2020, Mr. Frieson has served as the Chief Operating Officer of Children’s Healthcare of Atlanta, or CHOA, a non-profit corporation whose mission focuses on bettering all aspects of children’s healthcare. Prior to serving as Chief Operating Officer, from June 2015 to July 2020, Mr. Frieson served as President, Foundation and External Affairs of CHOA. From June 2008 to May 2015, Mr. Frieson served as Chief Public Policy Officer of CHOA. Prior to CHOA, Mr. Frieson served as Interim President and Chief Executive Officer of the Atlanta Urban League. Mr. Frieson also spent many years at BellSouth (acquired by AT&T Inc. in 2006) in roles of increasing responsibility, most recently serving as President, Georgia Operations. Additionally, Mr. Frieson was the first Chief Diversity Officer for BellSouth. Mr. Frieson currently serves as an advisory board member or Truist Bank Atlanta and serves on the private company boards of directors of Colorado Technical University and The University of Tennessee Foundation. He previously served as a board member for Children’s Miracle Network and Zoo Atlanta. In addition, Mr. Frieson served on the Board of Trustees of the American Kidney Fund from 2006 to 2012. Mr. Frieson holds a bachelor’s degree in finance from the University of Tennessee and an MBA in Information Systems from Georgia State University. We believe that Mr. Frieson is qualified to serve on our Board of Directors due to his more than ten years of experience immersed in healthcare systems operations, his experience driving improved patient outcomes and enabling access to healthcare for underserved populations and his work on diversity initiatives.

Steven C. Gilman, Ph.D., has served as a member of our Board of Directors since the merger with Keryx in December 2018. Dr. Gilman previously served as Chairman of the board of rirectors and Chief Executive Officer of ContraFect Corporation, a clinical-stage biotechnology company focused on the discovery and development of protein and antibody therapeutics for life-threatening, drug-resistant infectious diseases, from July 2016 to April 2019. From February 2008 until January 2015, Dr. Gilman served as Executive Vice President, Research & Development and Chief Scientific Officer of Cubist Pharmaceuticals, a biopharmaceutical company developing antibiotics, until its acquisition by Merck & Co. Prior to joining Cubist, he served as Chairman of the board of directors and Chief Executive Officer of ActivBiotics, Inc., a privately held biopharmaceutical company, from 2004 to 2008. Previously, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., or Millennium, where he held a number of senior leadership roles including Vice President and General Manager of Inflammation. Prior to Millennium, he was group director at Pfizer Global Research and Development, where he was responsible for drug discovery of several therapeutic areas, including immunology and antibacterials. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. He currently serves on the boards of directors of Vericel Corporation, SCYNEXIS, Inc., and ContraFect Corporation. Dr. Gilman served as a member of the board of directors of Keryx from March 2016 until completion of the merger. He is a past member of the board of directors of Momenta Pharmaceuticals, Inc., which was acquired by Johnson & Johnson in October 2020, the Massachusetts Biotechnology Association, the Pennsylvania State University Biotechnology Advisory Board, and the Northeastern University Drug Discovery Advisory Board. Dr. Gilman received his M.S. and Ph.D. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation and his B.A. in microbiology from Miami University of Ohio. He has authored over 60 publications and is an inventor of seven patents. We believe that Dr. Gilman is qualified to serve on our Board of Directors due to his more than 29 years of scientific and development experience in the healthcare industry, including in senior leadership roles.

Cynthia Smith has served as a member of our Board of Directors since August 2018. Since January 2017, she has consulted as a strategic advisor for biotechnology companies. Previously, she served as Chief Commercial Officer and a member of the Executive Committee of ZS Pharma, Inc., a specialty pharmaceutical company developing therapies for treatment of hyperkalemia and liver diseases, from 2013 to 2016, where she led efforts to transition the company from a development stage company to a commercial enterprise. ZS Pharma, Inc., or ZS Pharma, was acquired by AstraZeneca in 2015. Prior to ZS Pharma, Ms. Smith served as Vice President, Market Access and Commercial Development at Affymax, Inc., from 2008 to 2013. From 2000 to 2008, she held various senior leadership positions in market access, corporate strategy, government relations and external affairs at Merck & Co. Before beginning her career in the biopharmaceutical industry, Ms. Smith served as a healthcare policy analyst in the Office of Management and Budget at the White House from 1995 to 2000. Ms. Smith currently serves on the boards of directors of Protara Therapeutics, Inc., Spero Therapeutics, Inc., and the French-American Foundation, and she served on the board of directors of Nivalis Therapeutics, Inc. from November 2016 to July 2017 and of Dicerna Pharmaceuticals, Inc. from August 2018 until its acquisition by Novo Nordisk A/S in 2021. Ms. Smith earned a B.A. from the University of North Carolina at Chapel Hill, an M.B.A. from the Wharton School and an M.S. in public policy from the Eagleton Institute of Politics at Rutgers University. We believe that Ms. Smith is qualified to serve on our Board of Directors due to her more than 21 years of broad leadership experience within the biopharmaceutical industry.

CORPORATE GOVERNANCE

Board Composition and Structure

Our Ninth Amended and Restated Certificate of Incorporation, as amended, or our Charter, states that the number of directors shall be fixed exclusively by our Board of Directors. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our Charter provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office, even if less than a quorum.

Our Charter provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Charter and our Bylaws, our Class III directors will serve until the 2023 annual meeting of stockholders; our Class I directors will serve until the 2024 annual meeting of stockholders; and, if elected, our Class II directors will serve until the 2025 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board of Directors among the three classes.

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board of Directors nominates, candidates to stand for election as directors. While we do not have a formal policy on diversity, the Nominating and Corporate Governance Committee proactively seeks nominees with a broad diversity of experience, professions, skills, gender, race, national origin and backgrounds and considers such factors in evaluating prospective nominees. Our Corporate Governance Guidelines specifically provide that the Board of Directors considers personal diversity, including age, sex, gender, ethnic and racial diversity, an additional benefit to the Board of Directors as a whole. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular trait is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of our stockholders. The Board of Directors is intended to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law. The membership criteria applicable to our Board of Directors are set forth in the Company’s Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will consider such criteria in the context of the existing composition and needs of the Board of Directors and its committees.

Evaluation of Director Candidates

The Nominating and Corporate Governance Committee will make a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information. If a consensus is reached by the Nominating and Corporate Governance Committee that a particular candidate would likely contribute positively to the Board of Directors’ mix of skills and experiences, the Nominating and Corporate Governance Committee will conduct interviews with the candidate and may invite other members of the Board of Directors or executives to interview the candidate to assess the candidate’s overall qualifications. The Nominating and Corporate Governance Committee will consider the candidate and make a recommendation to the full Board of Directors as to whether the candidate should be nominated for election.

Stockholder Recommendations for Director Nominees

The Nominating and Corporate Governance Committee does not have a written policy regarding director candidates recommended by stockholders but has determined that its practice is to consider candidates proposed by stockholders if made in accordance with the requirements set forth in our Charter and our Bylaws. The Nominating and Corporate Governance Committee will consider all candidates recommended by stockholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and have the attributes described in our Corporate Governance Guidelines. Stockholders also have the right under Section 1.2(b) of our Bylaws to directly nominate director candidates without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under “General Matters—Stockholder Proposals and Nominations.”

Director Independence

Under Nasdaq Listing Rule 5605, a majority of a listed company’s Board of Directors must consist of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each member of the Board except for Mr. Butler is an “independent director” as that term is defined under Nasdaq Listing Rule 5605(a)(2). Our Board of Directors also determined that each of the current members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable, including in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and, in the case of all members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act. In making such determinations, our Board of Directors considered their background, employment and affiliations, including family relationships, the relationships that each such non-employee director has with the Company and all other facts and circumstances the committee deemed relevant in determining their independence.

There are no family relationships among any of our directors or executive officers. No arrangements or understandings exist between any director or nominee for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

Board Meetings, Attendance and Overboarding

The Board of Directors held twelve meetings during the year ended December 31, 2021. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is the policy of the Board of Directors to have a separate meeting session for the independent directors generally during every regularly scheduled meeting of the full Board of Directors. Any independent director may request a meeting of the independent directors at any time.

In addition, as provided in our Corporate Governance Guidelines, all directors are expected to be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties, including preparing for and attending meetings of the Board of Directors and applicable committee meetings as well as the annual meetings of stockholders. All of our directors attended the 2021 annual meeting of stockholders.

Our Corporate Governance Guidelines also provide that directors should not serve on more than five boards of directors of public companies including the Board of Directors and that directors who are also executive officers of public companies should not serve on more than three boards of directors of public companies, including the board of directors of his or her own company. The Company also expects that each director will avoid circumstances that create an actual or perceived conflict of interest and has a process in place to appropriately evaluate any perceived conflict of interest.

Our Nominating and Corporate Governance Committee and Board of Directors regularly evaluate our directors’ commitments at other public companies to confirm compliance with our overboarding policy, discussed above, and to ensure that they are able to devote sufficient time to their duties at Akebia. In particular, the Board of Directors and the Nominating and Corporate Governance Committee have regularly discussed the commitments of Michael T. Heffernan and Adrian Adams, each of whom is a member of the boards of directors of the maximum number of other publicly companies that is permitted under our Corporate Governance Guidelines. Mr. Heffernan is a member of the boards of directors of five publicly traded companies, including the Board of Directors, is a member and chair of various committees of such boards and is the chairperson of one such board of directors. Mr. Heffernan is not standing for re-election at the Annual Meeting. Mr. Adams, our chairperson, is Chief Executive Officer and chairperson of the board of directors of Impel NeuroPharma, Inc. and chairperson of the board of directors and member of various committees of the board of directors of AcelRx Pharmaceuticals, Inc. Despite these various commitments, each of Mr. Heffernan and Mr. Adams has been actively engaged in our board and committee meetings, and have been generally available to engage with members of management as needed. We believe that Mr. Heffernan’s and Mr. Adam’s contributions to the Company are not compromised by the number of other outside commitments they have.

Board Diversity and Qualifications

We acknowledge that diversity among the members of the Board of Directors is important to creating a well-balanced governance team and ultimately is critical to our success. Currently, two of our directors are female and one of our directors is ethnically diverse. When reviewing potential director candidates, diversity is and will continue to be a key focus of the Nominating and Governance Committee and Board of Directors, as evidenced by the fact that of the two directors that we added to the Board of Directors in 2021, one is a female and one is ethnically diverse.

Board Diversity Matrix (As of April 27, 2022)
Total Number of Directors: 9
	Female	Male
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black	0	1
White	2	6

We believe that our directors also have a breadth of functional expertise, with strong public company and industry experience. Seven of our nine directors have prior public company board experience and six of our nine directors are currently or were previously the chief executive officer or chief financial officer of a public company, primarily in the pharmaceutical or biotechnology space. The majority of our directors have business development and acquisition experience and several have research, commercial and clinical development backgrounds, all of which are essential to our business and the future of the Company.

Board Leadership Structure and Role of the Board in Risk Oversight

Board Leadership Structure

As a general policy, our Board of Directors believes that separation of the positions of Chairperson of the Board of Directors and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. Accordingly, we currently separate the roles of Chief Executive Officer and Chairperson of the Board of Directors, with Mr. Butler serving as our President and Chief Executive Officer and Mr. Adams, who is an independent director, serving as Chairperson of the Board of Directors. As President and Chief Executive Officer, Mr. Butler is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company, while Mr. Adams, as Chairperson of the Board of Directors, presides over meetings of the Board of Directors, including executive sessions of the Board of Directors, and performs oversight responsibilities. Our Board of Directors has four standing committees that are chaired by independent directors and consist entirely of independent directors. Our Board of Directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board of Directors. We believe that the independent committees of our Board of Directors and their Chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our Company at this time because it strikes an effective balance between management and independent leadership participation in our Board of Directors meetings.

Risk Oversight

The Board of Directors plays an important role in risk oversight at the Company through its decision-making authority as well as through its oversight of management. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that the Company faces, (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and certain other decisions, (3) the direct oversight of specific areas of the Company’s business by the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Research & Development Committee, and (4) periodic reports from management, the independent auditors and other outside consultants regarding various areas of potential risk including, among others, those relating to our internal control over financial reporting, compliance and cybersecurity matters. The Board of Directors also relies on management to bring significant matters impacting the Company to the attention of the Board of Directors.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s system of internal controls, its critical accounting practices and its policies relating to risk assessment and management. As part of this process, the Audit Committee discusses the Company’s major financial, cybersecurity and compliance risk exposures and steps that management has taken to monitor and control such exposure, and oversees the Company’s efforts to remediate any control deficiencies. In addition, the Audit Committee establishes, maintains and oversees procedures for the anonymous submission by Company employees of information regarding accounting or auditing matters. The Audit Committee also establishes, maintains and oversees the administration and operation of our Reporting and Compliance Investigations Policy.

Because of the role of the Board of Directors and the Audit Committee in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to the Company’s operations. The Board of Directors acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Research & Development Committee, each of which is comprised solely of independent directors and is described more fully below. Each such committee operates pursuant to a written charter, and each committee reviews and assesses the adequacy of its charter annually and submits proposed modifications, if any, to the Board of Directors for approval. The charters for the committees are available on our website (www.akebia.com) under “Investors” at “Corporate Governance.”

The following table sets forth the current composition of each committee of the Board of Directors.

Name	Audit	Compensation	Nominating and Corporate Governance	Research & Development
Adrian Adams		M	CH
Ron Frieson			M
Steven C. Gilman, Ph.D.		M		M
Michael T. Heffernan (1)	M			M
Michael Rogers	CH
Cynthia Smith		CH	M
Myles Wolf, M.D., M.M.Sc. (2)			M	CH
LeAnne M. Zumwalt	M

(1)	Mr. Heffernan will not be standing for re-election at the Annual Meeting and will cease serving as a director immediately following the Annual Meeting.
(2)	Nominated for re-election in Proposal 1.
(CH)	Chairperson of the Committee
(M)	Member

Audit Committee

Our Audit Committee, established in accordance with Exchange Act requirements, is currently composed of Mr. Heffernan, Mr. Rogers and Ms. Zumwalt, with Mr. Rogers serving as Chairperson. Ms. Zumwalt joined the Audit Committee in February 2021. Prior to June 2, 2021, the Audit Committee also included Mr. Enyedy. Our Board of Directors has determined that Mr. Heffernan, Mr. Rogers and Ms. Zumwalt each meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The Nasdaq Global Market. During the time that Mr. Enyedy was a member of the Audit Committee, he also met the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The Nasdaq Global Market. The Board of Directors has determined that Mr. Rogers is an “audit committee financial expert” within the meaning of the SEC regulations and the applicable listing standards of The Nasdaq Global Market. The Audit Committee’s responsibilities include, among others:

•	overseeing our accounting and financial reporting processes and the audits of our financial statements;

•	overseeing the independent registered public accounting firm, which we also refer to as independent auditors, including appointing and reviewing the performance of such independent auditors;

•	reviewing internal controls;

•	reviewing risk assessment and risk management, including with respect to major financial, cybersecurity and compliance risk exposures;

•	establishing, maintain and overseeing procedures for the confidential, anonymous submission of information regarding accounting or auditor matters;

•	overseeing our healthcare compliance program;

•	reviewing and recommending to our Board of Directors for approval all related person transactions and overseeing our Policy with Respect to Related Person Transactions;

•	reviewing and pre-approving audit and permissible non-audit services to be provided by our independent auditor;

•	annually reviewing and reassessing the adequacy of the Audit Committee charter;

•	establishing, maintaining and overseeing our Code of Conduct; and

•	conducting an annual performance self-evaluation to assess the Audit Committee’s purpose, duties and responsibilities.

During the year ended December 31, 2021, the Audit Committee met five times. The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee

Our Compensation Committee is currently composed of Mr. Adams, Mr. Gilman and Ms. Smith, with Ms. Smith serving as Chairperson. Prior to June 2, 2021, our Compensation Committee was composed of Mr. Enyedy, Mr. Heffernan and Ms. Smith. Our Board of Directors has determined that each current member of the Compensation Committee is “independent” as defined under the applicable listing standards of The Nasdaq Global Market and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. In addition, during the time that each of Mr. Enyedy and Mr. Heffernan were members of the Compensation Committee, they were “independent” as defined under the applicable listing standards of The Nasdaq Global Market and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. The Compensation Committee’s responsibilities include:

•

reviewing and approving individual and corporate goals and objectives applicable to our executives who are Senior Vice President and above and report directly to our Chief Executive Officer, or non-CEO Executives, evaluating their performance in light of such goals and objectives and approving their compensation;

•

reviewing and recommending for approval to the Board of Directors individual and corporate goals and objectives for our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of such goals and objectives and his or her compensation;

•	engaging, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	conducting the independence assessment outlined in the Nasdaq Listing Rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	annually reviewing and reassessing the adequacy of the Compensation Committee charter;

•	reviewing, making recommendations to the Board of Directors, and administering our incentive compensation plans;

•

reviewing and approving any tax-qualified, non-discriminatory employee benefit plans and any parallel nonqualified plans for which stockholder approval is not sought and pursuant to which options or stock may be acquired by our officers, directors, employees or consultants;

•	reviewing, making recommendations to the Board of Directors, and administering our equity-based plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and approving any proposed employment, severance, retention, change in control or similar agreements for our non-CEO Executives;

•	reviewing and recommending for approval to the Board of Directors any proposed employment, severance, retention, change in control or similar agreements for our Chief Executive Officer;

•

reviewing and discussing with management the Compensation Discussion and Analysis to be included in our annual proxy statement or our Annual Report on Form 10-K and preparing the annual Compensation Committee report to be included in our annual proxy statement;

•	overseeing and presenting to the Board of Directors our corporate succession plans for the Chief Executive Officer and other senior management positions; and

•	conducting an annual self-evaluation to assess the Compensation Committee’s purpose, duties and responsibilities.

During the year ended December 31, 2021, the Compensation Committee met seven times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of Mr. Adams, Mr. Frieson, Ms. Smith and Dr. Wolf, with Mr. Adams serving as Chairperson. Mr. Frieson joined the Nominating and Corporate Governance Committee on December 10, 2021. Prior to June 2, 2021, Dr. Gowen was also a member of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of The Nasdaq Global Market. In addition, during the time that Dr. Gowen served on the Nominating and Corporate Governance Committee she was “independent” as defined under the applicable listing standards of The Nasdaq Global Market. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;

•	establishing procedures for identifying and reviewing Board of Director candidates, including nominees recommended by stockholders;

•	identifying and reviewing individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and appointed to each of the Board of Directors’ committees;

•	reviewing and recommending to the Board of Directors a set of corporate governance principles;

•	reviewing and recommending to the Board of Directors the number, responsibilities and membership of the committees of the Board of Directors;

•	annually reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee charter;

•	overseeing the Company’s director orientation and continuing education for existing directors;

•	overseeing the Company’s efforts with regard to corporate responsibility and sustainability efforts, including the impact of environmental, social and governance issues on the Company;

•	making a final determination regarding a director’s change in job responsibilities or notification of an invitation to join a new board or other association, if there is disagreement;

•	conducting an annual self-evaluation to assess the Nominating and Corporate Governance Committee’s purpose, duties and responsibilities;

•	evaluating and making recommendations to the Board of Directors regarding stockholder proposals submitted for inclusion in our annual Proxy Statement;

•	recommending criteria for assessment of the performance of committees other than the Nominating and Corporate Governance Committee, and annually reviewing self-assessments of each other committee; and

•

recommending criteria for assessment of the performance of the Board of Directors as a whole, and of individual directors, as well as reviewing and evaluating the responsibilities, performance, operations, size and composition of the Board of Directors and committees.

During the year ended December 31, 2021, the Nominating and Corporate Governance Committee met six times.

Research & Development Committee

Our Research & Development Committee is currently composed of Dr. Gilman, Mr. Heffernan and Dr. Wolf, with Dr. Wolf serving as Chairperson. Prior to June 2, 2021, the Research & Development Committee was composed of Dr. Wolf, Dr. Gilman and Dr. Gowen. The Research & Development Committee’s responsibilities relate to the assessment of research and development at the Company, including:

•	our research and development strategy and objectives;

•	emerging scientific trends and activities that are critical to the success of our research and development;

•	an assessment of the suitability, competitiveness and progress of our product candidates; and

•	contract manufacturing.

During the year ended December 31, 2021, the Research & Development Committee met five times.

Environment, Social and Governance Matters

In addition, in light of the importance of environmental, social and governance, or ESG, oversight, the Board of Directors amended the Nominating and Corporate Governance Committee charter in September 2021 to give the Nominating and Corporate Governance Committee the responsibility of oversight of the Company’s efforts with regard to corporate responsibility and sustainability efforts, including the impact of ESG issues on the Company. Pursuant to the charter, the Nominating and Corporate Governance Committee will periodically review and report to the Board regarding these matters.

Hedging Policy

As part of our Insider Trading Compliance Policy, our directors and employees are prohibited from engaging in any hedging transactions of our Common Stock, including through variable prepaid forward contracts, equity swaps and collars, and similar devices.

Code of Conduct and Corporate Governance Guidelines

We have adopted a Code of Conduct that applies to all of our employees, including those employees responsible for financial reporting and officers, directors, vendors, consultants, and contractors, as well as Corporate Governance Guidelines. These documents are available on our website (www.akebia.com) under “Investors” at “Corporate Governance” or by requesting copies in writing from Nicole R. Hadas, Corporate Secretary, at our Cambridge, Massachusetts office. We intend to disclose amendments to the Code of Conduct, or any waivers of its requirements, on our website as may be required by law or the Nasdaq Listing Rules.

DIRECTOR COMPENSATION

The Compensation Committee engaged with independent compensation consultant, Pearl Meyer & Partners, LLC, or Pearl Meyer, to review our director compensation for 2021 and for 2022.

In accordance with the terms of its charter, the Compensation Committee makes recommendations to the Board of Directors regarding director compensation. The Board of Directors discusses the Compensation Committee’s recommendations and has final approval authority with respect to director compensation. The Board of Directors adopted the Amended and Restated Non-Employee Director Compensation Program, effective January 30, 2019, or the Prior Director Compensation Program, and the Non-Employee Director Compensation Program, effective January 26, 2021, or the Current Director Compensation Program, which superseded the Prior Director Compensation Program in its entirety and applies to all director compensation beginning January 26, 2021. The Prior Director Compensation Program and the Current Director Compensation Program may be referred to jointly in this Proxy Statement as the “Director Compensation Programs.”

Pursuant to, and in accordance with, the Director Compensation Programs, each director of the Company during 2021 who was not an employee of the Company, which we refer to in this Proxy Statement as a “Non-Employee Director”, was paid cash compensation during the year ended December 31, 2021 as follows:

Annual Cash Retainer ($)
Board of Directors:
Non-Employee Directors	45,000
Additional Retainer for Chairperson (1)	35,000
Audit Committee:
Non-Chair Members	10,000
Chairperson	20,000
Compensation Committee:
Non-Chair Members	7,500
Chairperson	15,000
Nominating and Corporate Governance Committee:
Non-Chair Members	5,000
Chairperson	10,000
Research & Development Committee:
Non-Chair Members	5,000
Chairperson	10,000

(1)

Pursuant to the terms of the Director Compensation Programs, the $35,000 cash retainer paid to the Chairperson of the Board of Directors for service as the Chairperson of the Board of Directors is in addition to the $45,000 cash retainer paid to the Chairperson as a Non-Employee Director, such that the Chairperson is paid an annualized total of $80,000.

Under the Director Compensation Programs, each Non-Employee Director was and is eligible to receive an option to purchase 80,200 shares of Common Stock under the Akebia Therapeutics, Inc. 2014 Incentive Plan, as amended, or the 2014 Plan, at the time of a Non-Employee Director’s initial appointment or election to the Board of Directors. We refer to such award throughout this Proxy Statement as an “Initial Award.” Each Initial Award granted under the Prior Director Compensation Program vests over four years, with 25% of the shares underlying the Initial Award vesting on the first anniversary of the date of grant and the remaining 75% of the shares underlying the Initial Award vesting ratably on the first day of each calendar quarter between the first anniversary of the date of grant and the fourth anniversary of the date of grant, subject to the Non-Employee Director’s continuous service through the applicable vesting date. Each Initial Award granted under the Current Director Compensation Program vests over three years, with 33 1/3% of the shares underlying the Initial Award vesting on the first anniversary of the date of grant and the remaining 66 2/3% of the shares underlying the Initial Award vesting ratably on the first day of each calendar quarter between the first anniversary of the date of grant and the third anniversary of the date of grant, subject to the Non-Employee Director’s continuous service through the applicable vesting date.

In addition, under the Director Compensation Programs, each Non-Employee Director who had served on the Board of Directors for at least six months as of the date of any annual meeting of stockholders and continues to serve on the Board of Directors immediately following such annual meeting of stockholders, was and is eligible to receive, on the date of such annual meeting, an option to purchase 20,100 shares of Common Stock and a grant of 13,700 restricted stock units, or RSUs. We refer to such grant of stock options and RSUs in this Proxy Statement as the “Subsequent Awards.” The Subsequent Awards (i) are granted subject to the terms of the 2014 Plan and (ii) vest in full on the first anniversary of the grant date, subject to the Non-Employee Director’s continuous service through the applicable vesting date. These stock options have a 10-year term and are granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Pursuant to the form of stock option agreement and form of RSU agreement for the Non-Employee Directors adopted by the Board of Directors under the 2014 Plan, if, in connection with a change in control (as such term is defined in the applicable award agreement), the outstanding Initial Award and Subsequent Awards held by a Non-Employee Director is not assumed or continued, and a new equity award is not granted in substitution thereof by the acquirer or survivor of a change in control (or an affiliate of the acquirer or survivor) in accordance with the terms of the 2014 Plan, any unvested portion of such Initial Award and Subsequent Awards will vest in full upon such change in control.

2021 Director Compensation

The following table sets forth a summary of the compensation earned by each Non-Employee Director during the fiscal year ended December 31, 2021. Other than as set forth in the table below, we did not pay any cash compensation, make any equity awards or non-equity awards to, or pay any other compensation to any Non-Employee Director during the year ended December 31, 2021. Mr. Butler, our President and Chief Executive Officer, received no additional compensation for his service as a director and, consequently, is not included in the table below. The compensation received by Mr. Butler as an employee of the Company during 2021 is presented in the “2021 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)(2)	Other Expenses ($)	Total ($)
Adrian Adams (3)	94,347	46,169	44,643	894	186,053
Mark J. Enyedy (4)	26,442	—	—	—	26,442
Ron Frieson (5)	7,758	—	168,900	267	176,925
Steven C. Gilman, Ph.D. (6)	54,347	46,169	44,643	769	145,928
Maxine Gowen, Ph.D. (7)	23,764	—	—	—	23,734
Michael T. Heffernan (8)	61,051	46,169	44,643	856	152,719
Michael Rogers (9)	65,000	46,169	44,643	—	155,812
Cynthia Smith (10)	65,000	46,169	44,643	—	155,812
Myles Wolf, M.D., M.M.Sc. (11)	57,898	46,169	44,643	1,540	150,250
LeAnne M. Zumwalt (12)	47,972	—	265,399	1,572	314,943

(1)	Amounts listed represent fees earned in cash during the year ended December 31, 2021.
(2)

The amounts reported in the “Stock Awards” and “Option Awards” columns above represent the aggregate fair value amount of the RSUs and time-based stock options granted during the year ended December 31, 2021, respectively, computed as of the grant date of such RSUs and stock options, respectively, in accordance with Accounting Standards Codification, or ASC, Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the RSUs and stock options are set forth in Note 2 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 1, 2022.
(3)	As of December 31, 2021, Mr. Adams held options to purchase 85,300 shares of our Common Stock and 13,700 RSUs.
(4)

Mr. Enyedy did not stand for re-election at the Company’s 2021 annual meeting of stockholders and ceased serving as a director immediately following such annual meeting. As such, Mr. Enyedy was not granted any Subsequent Awards during the year ended December 31, 2021. However, on June 2, 2021, the Board of Directors approved the acceleration of vesting of an option to purchase 20,100 shares of common stock and 13,700 RSUs held by Mr. Enyedy such that the awards vested in full on June 2, 2021, and extended the period during which Mr. Enyedy may exercise all of his options held until June 2, 2022, but in no event later than the original expiration date of any such options. As of December 31, 2021, Mr. Enyedy held options to purchase 46,951 shares of our Common Stock and no RSUs.

(5)

Mr. Frieson was appointed to the Board in November 2021 and therefore his cash compensation reflects his term of service in November and December 2021 and the amount included in the “Option Awards” column reflects the Initial Award he was granted at time of his appointment. As of December 31, 2021, Mr. Frieson held options to purchase 80,200 shares of our Common Stock and no RSUs.

(6)	As of December 31, 2021, Dr. Gilman held options to purchase 137,703 shares of our Common Stock and 13,700 RSUs.
(7)

Dr. Gowen resigned as a Class III director, effective June 6, 2021. On June 2, 2021, the Board of Directors approved the extension of the period during which Dr. Gowen may exercise all of her options held until June 2, 2022, but in no event later than the original expiration date of any such options. As of December 31, 2021, Dr. Gowen held options to purchase 92,700 shares of our Common Stock and no RSUs.

(8)	As of December 31, 2021, Mr. Heffernan held options to purchase 126,474 shares of our Common Stock and 13,700 RSUs.
(9)	As of December 31, 2021, Mr. Rogers held options to purchase 137,703 shares of our Common Stock and 13,700 RSUs.
(10)	As of December 31, 2021, Ms. Smith held options to purchase 85,300 shares of our Common Stock and 13,700 RSUs.
(11)	As of December 31, 2021, Dr. Wolf held options to purchase 100,300 shares of our Common Stock and 13,700 RSUs.
(12)

As of December 31, 2021, Ms. Zumwalt held options to purchase 80,200 shares of our Common Stock and no RSUs. Ms. Zumwalt was appointed to the Board on February 16, 2021 and, pursuant to the Director Compensation Program, a Non-Employee Director must serve as a member of the Board of Directors for at least six months prior to any annual meeting of stockholders to be granted a Subsequent Award. Since Ms. Zumwalt had not served as a member of the Board of Directors for six months prior to the Company’s 2021 annual meeting of stockholders, she did not receive a Subsequent Award in 2021.

PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the “2021 Summary Compensation Table” under “Executive Compensation,” who we refer to as our “named executive officers,” as disclosed in this Proxy Statement in accordance with the SEC’s rules and regulations. This proposal, which is commonly referred to as “say-on-pay,” is required to be included in this Proxy Statement pursuant to Section 14(a) of the Exchange Act. Section 14(a) of the Exchange Act also requires that stockholders have the periodic opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. At the Company’s 2020 annual meeting of stockholders, stockholders voted to hold an advisory vote every year.

As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, our overall executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Under this program, our named executive officers’ compensation is based on the achievement of key strategic and business goals that were developed based on the Company’s mission and core values. The program consists of a combination of base salary, an annual cash bonus, long-term equity incentive compensation, other employee benefits generally available to our employees and, for 2021, special cash bonuses, and is designed to align our executive compensation program with the interests of our stockholders by reflecting a pay-for-performance philosophy that supports our business strategy. At the same time, the Board of Directors believes that the program does not encourage excessive risk-taking by management. The “Executive Compensation” section of this Proxy Statement beginning on page 26, including “Compensation Discussion and Analysis,” describes the executive compensation program and the decisions made by the Compensation Committee and the Board of Directors with respect to the compensation for our named executive officers for the year ended December 31, 2021.

The Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

(PROPOSAL 2 ON YOUR PROXY CARD)

EXECUTIVE OFFICERS

Below is the biographical information of the individuals who serve as our executive officers as of April 27, 2022.

Name	Age	Position
John P. Butler	57	President, Chief Executive Officer and Director
David A. Spellman	45	Senior Vice President, Chief Financial Officer and Treasurer
Steven K. Burke, M.D.	61	Senior Vice President, Research & Development and Chief Medical Officer
Michel Dahan	43	Senior Vice President, Chief Operating Officer
Dell Faulkingham	49	Senior Vice President, Chief Commercial Officer
Nicole R. Hadas	49	Senior Vice President, Chief Legal Officer and Corporate Secretary

John P. Butler’s biography is included under “Director Biographies—Class II Director Nominees” above.

David A. Spellman joined Akebia in June 2020 and is Senior Vice President, Chief Financial Officer and Treasurer. Mr. Spellman has two decades of strategic and operational finance experience in fast growing companies within the biopharmaceutical and healthcare industries. From November 2019 to June 2020, Mr. Spellman served as the Chief Financial Officer and Chief Business Officer of Intarcia Therapeutics, Inc., or Intarcia, a biopharmaceutical company, where he oversaw a wide range of company initiatives, including business development, strategic planning, information technology and the Project Management Office. Mr. Spellman previously served as the Chief Business Officer of Intarcia from June to November 2019. From March 2018 to June 2019, Mr. Spellman served as the Chief Financial Officer of Mersana Therapeutics, Inc., a clinical stage antibody drug conjugate company. From February 2006 to March 2018, Mr. Spellman served in roles of increasing responsibility at Vertex Pharmaceuticals, Inc., or Vertex, a global biopharmaceutical company, the most recent of which were Vice President, Corporate, Commercial and International Finance, from February 2017 to March 2018, and Vice President, International Finance and Accounting, from February 2015 to January 2017. While at Vertex, Mr. Spellman helped establish Vertex’s international headquarters, business operations and integrated finance teams in over a dozen countries, and he supported the global pricing, reimbursement and launches of Kalydeco® (ivacaftor) and Orkambi® (lumacaftor/ivacaftor), and the U.S. launch of INCIVEK (telaprevir). Prior to Vertex, Mr. Spellman spent four years at Millennium, a biopharmaceutical company, where he held several positions on the finance team, including operating as a member of the VELCADE® (bortezomib) launch team. Mr. Spellman received a B.S. in economics from The Wharton School, University of Pennsylvania.

Steven K. Burke, M.D. joined Akebia as Senior Vice President, Chief Medical Officer in August 2019. Prior to joining Akebia, from August 2006 to July 2019, Dr. Burke served as Senior Vice President and Chief Medical Officer of Proteon Therapeutics, Inc., a company developing therapeutics focused on patients with kidney and vascular diseases. From 2001 to 2006, Dr. Burke served as Senior Vice President of Medical and Regulatory Affairs at Genzyme. From 1994 to 2000, Dr. Burke held roles at GelTex Pharmaceuticals, Inc. including Vice President of Clinical Research and Medical Director, and before that he held positions at Glaxo, Inc. Dr. Burke received an A.B. from Harvard College and an M.D. from Cornell University Medical College. He completed a medical residency and fellowship at Brigham and Women’s Hospital and is certified by the American Board of Internal Medicine.

Michel Dahan joined Akebia in December 2013 and is Senior Vice President, Chief Operating Officer. Previously, Mr. Dahan was Akebia’s Senior Vice President, Chief Business Officer from December 2013 to January 2020. Prior to joining Akebia, from 2010 to 2013, Mr. Dahan held various positions at Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013, most recently as Vice President, Commercial Development and Strategic Planning,

and led global marketing and commercial development in preparation for two global launches. Prior to that, from 2003 to 2010, Mr. Dahan served in various roles for Ipsen Bioscience, Inc., or Ipsen, most recently as International Product Director, working on global marketing and strategic planning for their hemophilia franchise, and Strategic Planning Director. Previously, he was in Global Business Development and Licensing for Ipsen. He began his career at BNP Paribas in the investment banking division in 2002. He earned his graduate degree in business administration at HEC Paris (France), his maitrise in mathematics from University Paris VI (France), and he completed an executive education program (PLD) at Harvard Business School.

Dell Faulkingham joined Akebia in May 2019 and is Senior Vice President, Chief Commercial Officer. Prior to joining Akebia, from August 2018 through April 2019, Mr. Faulkingham was Senior Vice President and Head, United States Multiple Sclerosis, or M.S., Franchise, at Biogen, Inc., or Biogen, a global biopharmaceutical company focused on discovering, developing and delivering worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases, where he was responsible for developing and leading execution of the long-term franchise strategy across the U.S. organization. Previously, he held a number of key roles at Biogen beginning in 2010, including Vice President, Head of U.S. M.S. Marketing and Field Operations from May 2017 to August 2018, Vice President, Head of U.S. M.S. Marketing from September 2016 to May 2017, Vice President, Global Asset Executive, Tecfidera from October 2015 to September 2016, Senior Director, Global Marketing Lead, Tecfidera from January 2015 to October 2015, and Senior Director, U.S. Marketing Lead, Tecfidera and TYSABRI from August 2013 to January 2015. Prior to that, he worked in sales and marketing for Forest Pharmaceuticals, Inc. and Takeda Pharmaceuticals North America. Mr. Faulkingham holds a B.S. in biology from the University of Georgia.

Nicole R. Hadas joined Akebia in December 2013 and is Senior Vice President, Chief Legal Officer and Corporate Secretary. Prior to joining Akebia, Ms. Hadas was Vice President and General Counsel at OvaScience, Inc., a biotechnology company focused on female infertility, from September 2013 to November 2013. Previously, Ms. Hadas served as Senior Vice President and General Counsel at Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International Inc. in early 2013. From 2001 to 2011, Ms. Hadas worked at Genzyme as Senior Corporate Counsel. Prior to Genzyme, Ms. Hadas worked as an associate at Foley Hoag LLP representing biopharmaceutical companies and healthcare providers in a wide variety of matters. Ms. Hadas received a B.A. from the University of Michigan and a J.D. from Boston College Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the material elements of our executive compensation policies and decisions for our executive officers named in the “2021 Summary Compensation Table” below, referred to herein as our “named executive officers,” and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Our named executive officers for the year ended December 31, 2021 are as follows:

•	John P. Butler, President and Chief Executive Officer;

•	David A. Spellman, Senior Vice President, Chief Financial Officer and Treasurer;

•	Steven K. Burke, M.D., Senior Vice President, Research & Development and Chief Medical Officer;

•	Michel Dahan, Senior Vice President, Chief Operating Officer; and

•	Dell Faulkingham, Senior Vice President, Chief Commercial Officer.

Executive Summary

Our Company

We are a biopharmaceutical company with the purpose of bettering the life of each person impacted by kidney disease. Since our initial public offering in 2014, we have built a business focused on developing and commercializing innovative therapeutics that we believe serve as a foundation for future growth. We have established ourselves as a leader in the kidney community, and we remain committed to helping patients and others where we believe our current and potential future products have the ability to deliver value. We believe that delivering value broadly to the kidney community, as well as others who may benefit from our medicines, will result in delivering value for stockholders. Our current portfolio includes a commercial product and a late-stage investigational product candidate.

The Company’s commercial product, Auryxia® (ferric citrate), is approved and marketed in the United States for two indications: the control of serum phosphorus levels in adult patients with chronic kidney disease, or CKD, on dialysis, and the treatment of iron deficiency anemia, or IDA, in adult patients with CKD not on dialysis. Ferric citrate is also approved and marketed in Japan as an oral treatment for the improvement of hyperphosphatemia in patients with CKD, including patients on dialysis and not on dialysis, and for the treatment of patients with IDA, under the trade name Riona (ferric citrate hydrate).

Vadadustat is an investigational oral hypoxia-inducible factor prolyl hydroxylase inhibitor designed to mimic the physiologic effect of altitude on oxygen availability. On March 29, 2022, we received a complete response letter, or CRL, from the U.S. Food and Drug Administration, or FDA. The CRL provided that the FDA had completed its review of our new drug application, or NDA, for vadadustat to the treatment of anemia due to CKD in adult patients, and had determined that it could not approve the NDA in its present form. We are discussing the details of the CRL with our collaboration partners and plan to request a meeting with the FDA.

In addition, we continue to explore additional development opportunities to expand our pipeline and portfolio of novel therapeutics.

Key Compensation Decisions and Actions in 2021

The Board of Directors and Compensation Committee took several actions in 2021 and the first two months of 2022 taking into account our compensation philosophy and objectives, the needs and performance of our Company, individual performance, and other factors such as market data and industry best practices.

•

Base Salary Adjustments. The Board of Directors, upon recommendation by the Compensation Committee, reviewed and approved the base salary of our Chief Executive Officer, and the Compensation Committee reviewed and approved the base salaries of our other named executive officers in early 2021. Each of our named executive officers received annual merit-based salary adjustments to reflect their performance and contributions and to maintain reasonable positioning relative to our peer companies.

•

Annual Cash Bonus. In early 2021, the Board of Directors, upon recommendation by the Compensation Committee, approved five performance goal categories with specific goals falling into each category, each with its own weighting to reflect their importance to our business. These goals related to vadadustat launch, Auryxia revenue, our pipeline, strategic measures and people. In early 2022, the Board of Directors reviewed our achievements against our 2021 corporate goals and approved the achievement of 109.3% of our 2021 corporate goals. The annual cash bonuses paid to our named executive officers in early 2022 for 2021 performance were based entirely on the achievement of these corporate performance goals.

•

Special Cash Bonus. In September 2021, to reward our named executive officers for the work they had done up to such date with respect to vadadustat and incentivize them going forward, the Board of Directors and Compensation Committee, as applicable, approved a special cash bonus program which applied to each named executive officer. The cash bonus program had two primary features: (i) a special cash bonus paid immediately and (ii) an additional retention cash bonus opportunity tied to the approval of vadadustat indications by the FDA. The amount earned for the special cash bonus is subject to a one-year clawback in the case of an executive’s voluntary departure.

•

Long-Term Incentives. In early 2021, the Board of Directors, upon recommendation by the Compensation Committee, approved annual grants of time-based stock options and RSUs to our Chief Executive Officer, and the Compensation Committee approved grants of time-based stock options and RSUs to our other named executive officers. In addition, in February 2021, the Compensation Committee certified the level of achievement of a milestone related to the performance stock units, or PSUs, that had been granted to our named executive officers in 2020. Based on this level of achievement, the Compensation Committee also certified the number of PSUs earned by each named executive officer and confirmed other details of the PSU awards, as further discussed below. In addition, the Compensation Committee and Board of Directors took several actions with respect to equity for John Butler, our Chief Executive Officer, which is further described below in “Additional Chief Executive Officer Equity Matters.”

Compensation Design

Compensation Philosophy and Objectives

In 2021, our named executive officer compensation policies and programs were designed to pay for performance that reflects the Company’s mission and core values. Within this overarching principle, there are a number of key objectives underpinning our 2021 named executive officer compensation program:

•

Attract and retain individuals who we believe best represent our core values and can make significant contributions towards achieving our purpose of bettering the life of each person impacted by kidney disease

•	Motivate and reward individuals for attaining corporate performance goals that support our purpose; and

•	Foster long-term alignment of executive officer, stockholder and other stakeholder interests.

Alignment with Company Strategy, Mission and Core Values

Our named executive officer compensation policies have reinforced our compensation philosophy. While fixed compensation, such as base salary and benefits, are primarily designed to be competitive in the biopharmaceutical marketplace for employees, a substantial portion of our named executive officers’ compensation is linked to achieving scientific, business, organizational and operational goals through means that reflect our mission and core values.

We provide a significant portion of our executive compensation in the form of long-term incentives, including stock options, RSUs, PSUs, and, to our Chief Executive Officer, performance-based stock options, in each case, that vest over time. These equity awards are a key aspect of our compensation philosophy and serve to align the interests of our named executive officers with our stockholders, as they are tied to future increases in the value of our stock. Further, we believe that equity awards with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. Additionally, we believe that equity awards with a performance-based vesting feature further incentivize our named executive officers to achieve important milestones. The annual cash bonuses paid to our named executive officers are based entirely on corporate performance goals established by the Board of Directors. Our executives make strategic decisions that influence the Company, and we believe it is appropriate to reward performance against corporate performance goals that are driven by adherence to our mission and core values.

The Board of Directors, in the case of the Chief Executive Officer, and the Compensation Committee, in the case of the other named executive officers, use a comparative framework to assess total compensation mix, but they do not have a pre-established policy for allocating total compensation. Rather, the Board of Directors and the Compensation Committee, as applicable, subjectively determine the appropriate level and mix of total compensation based on our compensation philosophy, peer group and broader market data, expected future contribution, experience, impact and individual performance.

We are committed to a pay for performance culture and philosophy that also reflects the Company’s mission and core values. Our Chief Executive Officer’s pay is highly performance-based, reflecting performance against pre-established corporate performance goals and share price performance. As evidenced below, the realizable value of 2020 and 2021 compensation is well below the target value. The lower realizable value shown reflects long-term incentive values that were well below the fair value on the date of grant given our stock price performance during 2020 and 2021. We continue to structure our compensation so that it is highly sensitive to performance.

(1)	Reflects annual salary, target bonus, and grant date fair value of long-term incentive awards.
(2)	Reflects annual salary, actual bonus, and “in-the-money” long-term incentive award values at FYE20 and FYE21, respectively.
*	Both target and realizable pay includes the effect of the rescission of 2020 PSUs. See “Additional Chief Executive Officer Equity Matters” below.

Primary Elements of our Annual Executive Compensation Program

The primary elements of our executive compensation program are:

Element	Purpose	Key Features and Timing
Base Salary	Provide competitive, fixed compensation to attract and retain top executive talent who we believe best represent our core values and can make significant contributions towards achieving our purpose of bettering the life of each person impacted by kidney disease

•   Cash-based

•   Initial base salaries are set at the time of hire, and adjustments to base salaries are considered in conjunction with changes in job responsibilities or annually as part of our merit increase process

Annual Cash Bonus (at-risk cash)	Performance-contingent compensation to motivate and reward executives for attaining rigorous corporate performance goals that support our purpose of bettering the life of each person impacted by kidney disease	• Cash-based • Based entirely on achievement of corporate goals, in accordance with the Company’s then in effect Cash Incentive Plan

• Generally measured and paid out on an annual basis, typically annually following the close of the previous fiscal year

Long-term Incentives (at risk equity)	Variable incentive compensation to promote equity performance, support retention and foster long-term alignment of executive and stakeholder interests

•   Equity-based

•   Generally granted in a combination of annual time-based stock options and RSUs, but may include PSUs or performance-based stock options, each of which vests over time

•   Based on blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance relative to similar positions within the Company

•   Generally granted at the time of hire, and annually following the close of the fiscal year in accordance with the terms of the 2014 Plan, though may also be granted on a non-recurring basis to incentivize the achievement of specific corporate goals or help retain executives

Benefits	Provide additional benefits to attract and retain top executive talent	• Includes payment of insurance premiums and other general benefits available to other employees

In addition, in 2021, the following was also offered to executives:

Element	Purpose	Key Features and Timing
Special Cash Bonus (mix of fixed and at-risk cash)	Compensation to motivate and reward individuals for their efforts with respect to vadadustat

•   Cash-based

•   Immediate award based on recognition of specific contributions to date and potential future awards if pre-specified performance milestones are achieved

•   Special, non-recurring, awards in light of the efforts to meet specific future corporate milestones • Initial bonus subject to forfeiture if executive voluntarily terminates employment within 12 months of receipt of such bonus

The total target compensation, which included base salary, target annual cash bonuses and equity incentive awards, for our Chief Executive Officer and our other named executive officers in 2021 is as shown in the charts below. The special cash bonuses, and Mr. Spellman’s September 2021 option grant were not contemplated in target compensation and are therefore, not included in the charts below.

2021 Compensation Decisions and Outcomes

Role of our Compensation Committee and Executive Officers

The Compensation Committee, comprised entirely of independent directors, is responsible for overseeing our compensation philosophy and operates under a written charter. Among other things, the role of the Compensation Committee is to seek to ensure that compensation decisions represent sound fiscal policy and enable us to attract and motivate qualified personnel, review and approve the compensation of executives other than our Chief Executive Officer, and recommend to the Board of Directors the compensation of the Chief Executive Officer and the Board of Directors. The Board of Directors retains authority to approve the compensation of our Chief Executive Officer, upon recommendation by the Compensation Committee.

The Compensation Committee conducts an annual review of the performance and compensation of each of our executive officers, including our Chief Executive Officer. In making its executive compensation determinations, the Compensation Committee and, if applicable, the full Board of Directors, considers recommendations from our Chief Executive Officer for our named executive officers (other than himself). In making his recommendations, our Chief Executive Officer has access to various third-party compensation surveys and compensation data provided by our Compensation Committee’s independent compensation consultant, as described below. While our Chief Executive Officer discusses his recommendations for the other named executive officers with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. Similarly, in making its recommendation to the Board of Directors on the compensation of the Chief Executive Officer, the Compensation Committee has access to various third-

party compensation surveys and compensation data provided by the Compensation Committee’s independent compensation consultant, as described below. From time to time, various other members of management and other employees as well as outside advisors or consultants, including the Compensation Committee’s independent compensation consultant, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. No named executive officer is present during voting or deliberations on his or her own compensation.

Say-on-Pay Advisory Vote and Stockholder Engagement

Each year, pursuant to Section 14(a) of the Exchange Act, we submit to our stockholders a proposal to vote, on an advisory, non-binding basis, to approve the compensation of our named executive officers disclosed in our Proxy Statement. We first held this vote at the 2020 annual meeting of stockholders. In addition, our stockholders voted that we hold such a vote every year.

In setting compensation, the Compensation Committee and the Board of Directors also consider the results of this “say-on-pay” vote. Based on the outcome of this vote in 2020, our stockholders significantly supported our executive officer compensation. In 2021, this proposal received the support of 73.53% of the votes cast. While the say-on-pay vote is advisory and not binding on the Company, we strongly value the opinions of our stockholders as expressed in the say-on-pay outcome and believe that stockholder say-on-pay approval demonstrates an alignment with our stockholders’ interests.

Engagement with our stockholders is very important to us. In 2021, members of the Company’s senior management team proactively reached out to our then top 25 stockholders to discuss our governance structure and key executive compensation practices, listen to their feedback and understand their governance priorities. We discussed the feedback from these stockholders with the Compensation Committee, the Nominating and Governance Committee and the Board of Directors. With respect to executive compensation in particular, we received feedback that stockholders would like us to enhance our disclosures related to compensation philosophy and provide additional disclosure as to how executive compensation relates to company performance and stockholder returns and how achievement is measured. Based on this feedback, we have enhanced our disclosures to provide greater transparency concerning our compensation philosophy and overall approach, particularly with respect to long-term incentives. For example, we have added a chart above to show Chief Executive Officer pay and performance. We believe that by continuing to engage with our stockholders, we can further align our compensation objectives with stockholders’ long-term interests.

Role of our Independent Compensation Consultant

As a part of reviewing, recommending and determining, as applicable, compensation for our named executive officers for the year ended December 31, 2021, the Compensation Committee engaged Pearl Meyer as an independent compensation consultant. We first engaged Pearl Meyer during the second quarter of 2020. Pearl Meyer provided analyses and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation benchmarking;

•	compensation practices of our peer group;

•	compensation programs for executives, directors and all of our employees; and

•	stock utilization and related metrics.

Pearl Meyer was engaged by the Compensation Committee and periodically meets with certain members of the Company’s senior management team for purposes of gathering information for its analyses and recommendations. In addition, when requested, Pearl Meyer representatives attended meetings of the Compensation Committee, including executive sessions in which executive compensation issues were discussed.

In determining to engage Pearl Meyer, the Compensation Committee reviewed Pearl Meyer’s independence, taking into consideration relevant factors, including (i) the absence of other services provided to the Company by Pearl Meyer, (ii) the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue, (iii) the policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest, (iv) any business or personal relationship of the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company or any member of the Compensation Committee, and (v) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. Our Compensation Committee determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Pearl Meyer is an independent compensation consultant pursuant to the independence standards set forth in The Nasdaq Global Market listing standards promulgated pursuant to Section 10C of the Exchange Act.

Executive Compensation Process

The Compensation Committee compares our executive compensation against a peer group to determine market trends and competitiveness. On an annual basis, the Compensation Committee reviews the companies in our peer group, as well as the Compensation Committee consultant’s recommendations regarding which companies should be added to or removed from the peer group. The Compensation Committee may also adjust the peer group to ensure it properly reflects the market in which we compete for executive talent.

In 2020, the Compensation Committee retained Pearl Meyer to evaluate our executive compensation program and recommend a course of action for 2021. In determining the 2021 base salaries, annual cash bonuses and long-term incentives for our named executive officers, our Compensation Committee relied on the following peer group, or the 2021 Peer Group:

Acceleron Pharma Inc.	Enanta Pharmaceuticals, Inc.	Retrophin, Inc.
Agios Pharmaceuticals, Inc.	FibroGen, Inc.	Supernus Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc.	Intercept Pharmaceuticals, Inc.	Ultragenyx Pharmaceutical Inc.
Amicus Therapeutics, Inc.	Ironwood Pharmaceuticals, Inc.	Vanda Pharmaceuticals Inc.
Collegium Pharmaceutical, Inc.	Pacira BioSciences, Inc.
Corcept Therapeutics Incorporated	PTC Therapeutics, Inc.
Eagle Pharmaceuticals, Inc.	Radius Health, Inc.

Puma Biotechnology, Inc., Reata Pharmaceuticals, Inc., Sorrento Therapeutics, Inc. and Spectrum Pharmaceuticals, Inc. were all removed from the 2021 Peer Group because their market capitalization and/or revenue numbers moved outside of our targeted range. Agios Pharmaceuticals, Inc., Amicus Therapeutics, Inc., FibroGen, Inc., Intercept Pharmaceuticals, Inc. and Ultragenyx Pharmaceutical Inc. were added to the 2021 Peer Group.

Pearl Meyer focused on developing a peer group that:

•	comprised companies operating in the biotechnology and pharmaceutical industries, including companies in the greater Boston area;

•	captured comparable companies in terms of market capitalization, revenue, operating expenses employee size and stage of development;

•

allowed for the Company to be in a competitive position within the group with respect to market capitalization, revenue, employee size and/or stage of development, but also sufficient room for the Company to grow; and

•	is sensitive to the criteria proxy advisors will apply when determining their recommendations with respect to the advisory vote on executive compensation.

The 2021 Peer Group was developed using an objective process based on specific metrics that were used to evaluate and, as needed update, our approved peer group for 2020, including to identify potential new companies for inclusion. An initial group was evaluated based on U.S. based, biotechnology and pharmaceutical companies publicly traded on a major exchange beginning in 2019 or earlier. The group was further refined to focus on companies in a comparable range to our then market capitalization, revenue, operating expenses and headcount. Lastly, the group was filtered for companies in a same or similar stage of development, location and therapeutic area. The comparative statistics for the 2021 Peer Group were as follows:

	Market Capitalization*	2019 Revenues*	Full-time Employees*
2021 Peer Group Median	$1.6 billion	$240 million	412
Akebia Therapeutics, Inc.	$1.9 billion	$335 million	358

*	Market Capitalization is as of June 30, 2020. Other data is the most recent publicly reported information as of August 2020.

Based on the 2021 Peer Group, Pearl Meyer prepared an assessment that included executive pay levels and compensation practices described in SEC filings. To determine the appropriate market information, Pearl Meyer supplemented the executive pay levels and compensation information from the peer group that the Company approved for 2020, with data from the Radford Global Life Sciences Survey, comprised of 34 publicly traded commercial life sciences companies with a headcount of 200 to 499 and revenue of $10 million to $500 million, which provides a broader market representation of companies and deeper position reporting. To arrive at competitive market compensation, market data collected from the peer group and the Radford Global Life Sciences Survey was blended equally to form a composite assessment.

In analyzing and setting our executive compensation program for 2021, the Board of Directors and the Compensation Committee, as applicable, compared certain aspects of our named executive officers’ compensation to the compensation levels included in this market assessment. Based on the results of the assessment, the Board of Directors and the Compensation Committee, as applicable, determined that compensation levels for our named executive officers in 2021 generally reflected market competitive ranges for cash compensation, however the value of the previously approved 2021 long-term incentive grants were well below the market median given the Company’s stock price at the time the grants were approved and made.

Base Salaries

The base salary for our Chief Executive Officer is determined annually by the Board of Directors, upon recommendation by the Compensation Committee. Base salaries for our named executive officers other than our Chief Executive Officer are determined annually by our Compensation Committee pursuant to the Compensation Committee charter and Nasdaq rules. Each such determination is based on the scope of each officer’s responsibilities along with his or her respective experience and contributions to the Company during the prior year and the Company’s performance during the prior year. When reviewing base salaries, the Board of Directors and Compensation Committee, as applicable, takes factors into account such as data provided by Pearl Meyer, specifically market median data, market competitiveness, expected future contribution, experience, impact and individual performance relative to similar positions within the Company, but does not assign any specific weighting to any factor.

Based on its review of the factors described above, in January 2021, the Board of Directors and the Compensation Committee, as applicable, approved a 3.5% increase in each named executive officers’ base salary. The following table presents the base salaries for each of our named executive officers for the years 2020 and 2021, as approved by the Board of Directors and Compensation Committee, as applicable, in January of each year. The 2020 base salaries became effective on February 23, 2020. The 2021 base salaries became effective on February 26, 2021.

	January 2021 Approved Adjustment
Named Executive Officer	2020 Annualized Base Salary ($)				2021 Annualized Base Salary ($)
		Increase (as % of 2020 Base Salary)	Amount of Increase ($)	Nature of Increase
John P. Butler	697,400	3.5	24,409	Merit increase	721,809
David A. Spellman(1)	460,000	3.5	16,100	Merit increase	476,100
Michel Dahan	460,749	3.5	16,126	Merit increase	476,875
Steven K. Burke, M.D.	480,144	3.5	16,805	Merit increase	496,949
Dell Faulkingham	463,125	3.5	16,209	Merit increase	479,334

(1)

Mr. Spellman joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in June 2020. The base salary that Mr. Spellman received as compensation for his role in 2020 was prorated based on time spent at the Company. Mr. Spellman’s base salary increase for fiscal year 2021 was based on his 2020 annualized base salary.

Annual Cash Bonuses

All of our named executive officers participate in the Akebia Therapeutics, Inc. Cash Incentive Plan, which is our annual cash bonus program that promotes and rewards our executives for the achievement of key strategic and business goals. The 2021 bonus plan period covered the 12-month period beginning on January 1, 2021 and ending on December 31, 2021. For the 2021 bonus plan period, the target annual bonus as a percentage of base salary, as determined based on the 2021 base salary amounts, was 70% for Mr. Butler and 45% for each of the other named executive officers. The Board of Directors and the Compensation Committee, as applicable, determined that annual cash bonuses opportunities were competitive with the market, and based on market median data, except for our Chief Executive Officer who was below market, based on the Pearl Meyer market assessment.

The amount of each named executive officer’s annual bonus is based entirely on the Company’s performance against pre-established corporate goals. At the beginning of the 2021 bonus plan period, the Board of Directors established the below corporate goals for calendar year 2021, each having a designated weighting, which related to key development, strategic and financial goals of the Company. Our Chief Executive Officer and certain members of senior management report to the Compensation Committee and the Board of Directors on the Company’s overall performance on a regular basis throughout the year. At the end of the year, our Chief Executive Officer and certain members of senior management present the Compensation Committee with a proposed score based on the Company’s actual performance as calculated against the corporate goals established by the Board of Directors at the beginning of the year. The Company’s overall performance goals allow for some amount of subjective and qualitative assessment, so there are typically a series of meetings and discussions among senior management, the Compensation Committee and the Board of Directors as to the exact and appropriate scoring of the Company’s performance against the goals established by the Board at the beginning of the year.

The following table sets forth the Company’s 2021 corporate goals and the level of achievement against those goals as determined by the Compensation Committee and the Board of Directors.

2021 Goal	Allocation (%)	Actual Level of Achievement (%)	Accrual (Based on Allocation x Achievement) (% rounded)

Support Successful Vadadustat Launch • Submit New Drug Application for filing with the FDA and confirm FDA acceptance of such filing • Achieve full enrollment for three times weekly dosing clinical studies • Ensure launch supply	40	92	37
Maximize Auryxia Value • Achieve certain Auryxia revenue • Stabilize commercial supply • Successful 2022 commercial contracting	20	106	21
Pipeline • Achieve certain goals related to vadadustat indication expansion and the Company’s pipeline and portfolio	15	150	23
Strategic • Extend cash runway	15	120	18
People • Continue to focus on talent attraction, development and retention	10	110	11

Based on the level of achievement of the pre-established corporate goals, each named executive officer’s 2021 annual bonus could have ranged between 0% and 125% of his or her target annual bonus. In January 2022, our Compensation Committee met and evaluated the performance of the Company against these specified performance goals. Based on its evaluation, our Compensation Committee recommended, and the Board of Directors approved, that the Company achieved 109.3% of its corporate performance goals for 2021.

Our Compensation Committee based its determinations above on, among other factors, the significant progress related to vadadustat, Auryxia and our pipeline, including that we:

•	Submitted NDA for vadadustat to the FDA in March 2021 and the FDA accepted the filing;

•	Achieved full enrollment of our three-times weekly dosing clinical studies;

•	Exceeded threshold Auryxia revenue target by recording approximately $142 million in 2021 as a result of an increase in units sold and successful commercial contracting;

•	Stabilized commercial supply by maintaining target levels of months forward coverage of commercial supply;

•	Progressed pipeline expansion studies for vadadustat and research of preclinical assets and in-licensed praliciguat;

•

Extended cash runway by raising an additional $110 million through sales of equity in at-the-market offerings and pursuant to a royalty interest agreement with HealthCare Royalty Partners IV, L.P.; and

•	Achieved net headcount growth in a challenging hiring environment and improved scores on our internal culture survey.

The following table presents the annual cash bonuses for each of our named executive officers for 2021, as approved by the Board of Directors and Compensation Committee, as applicable, which were based entirely on the achievement of our corporate performance goals established by the Board of Directors, as described above.

Named Executive Officer	2021 Annualized Base Salary ($)		Target Bonus (as % of Base Salary)		Achievement (%)		2021 Annual Cash Bonus ($)
John P. Butler	721,809	x	70	x	109.3	=	552,256
David A. Spellman	476,100	x	45	x	109.3	=	234,170
Steven K. Burke, M.D.	496,949	x	45	x	109.3	=	244,424
Michel Dahan	476,875	x	45	x	109.3	=	234,551
Dell Faulkingham	479,334	x	45	x	109.3	=	235,760

Special Bonus Program

In addition to the annual cash bonus payment described above, in September 2021, the Compensation Committee and the Board of Directors, as applicable, approved a special bonus program that applied to each of the named executive officers related to the vadadustat program. In recognition of contributions to date, following approval by the Compensation Committee and the Board of Directors, each of the named executive officers was awarded a $75,000 lump sum cash bonus. In addition, each of the named executive officers, other than Mr. Butler, is eligible to earn additional incentive cash awards up to $175,000 upon the approval of vadadustat in the United States, $75,000 upon receipt of an approval for dialysis patients and $100,000 upon receipt of an approval for patients not on dialysis, so long as the named executive officer remains an employee of the Company in good standing through the date of achievement of the corresponding milestone. Mr. Butler is eligible to earn additional incentive cash awards up to $425,000 upon the approval of vadadustat in the United States, $175,000 upon receipt of an approval for dialysis patients and $250,000 upon receipt of an approval for patients not on dialysis, so long as Mr. Butler remains an employee of the Company in good standing through the date of achievement of the corresponding milestone. The additional cash incentive awards were approved under the Company’s Cash Incentive Plan then in effect. The payments were designed to recognize both the significant value the named executive officers have added to the vadadustat program and their expected future contributions with respect to the program. In the event that the named executive officer voluntarily terminates their employment with the Company within twelve (12) months after receipt of the first payment, then the named executive officer must repay a certain amount of such payment within thirty (30) days after the effective date of such termination.

Long-Term Incentive Compensation

All of our named executive officers participate in our 2014 Plan. Pursuant to the 2014 Plan, the Board of Directors or the Compensation Committee, as applicable, has the authority to approve the grant of stock options, RSUs, PSUs and other stock- and incentive-based awards to employees, directors, consultants and advisors to the Company and its affiliates and, subject to limited exceptions set forth in the 2014 Plan, to set the terms of such awards, including provisions related to vesting and exercisability.

When considering the grant of long-term incentive awards, the Board of Directors and Compensation Committee, as applicable, takes factors into account such as peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance relative to similar positions within the Company, but does not assign any specific weight to any factor. In addition, when reviewing long-term incentive awards, the Board of Directors and Compensation Committee, as applicable, reviews and considers the current equity holdings and vested and unvested positions of the named executive officers.

As more fully described below, during fiscal year 2021, each of our named executive officers received annual grants of stock options and RSUs and, in addition, Mr. Butler was granted performance-based restricted stock units and performance-based stock options. In addition, as more fully described below, in accordance with the terms of the PSU awards granted in 2020 to our named executive officers, following the achievement of a specified commercial milestone, the Compensation Committee certified the achievement of such milestone, the number of PSUs achieved and the vesting of such PSUs.

Time-Based Stock Options and RSUs

During fiscal year 2021, each of our named executive officers received an annual grant of time-based stock options and RSUs. The stock option grants are subject to time-based vesting conditions and generally vest, subject to continued service with the Company, as follows: 25% of the shares subject to the award vest on the first anniversary of the grant date and, thereafter, the shares continue to vest in quarterly installments over the subsequent three years, subject to the named executive officer’s continued service with the Company through the applicable vesting date. The RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the named executive officers’ continued service with the Company through each such date. We believe these equity awards serve to align the interests of our named executive officers with our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period.

Based on the recommendation of the compensation consultant, the Compensation Committee and the Board of Directors set the grant levels to be generally competitive with the market long-term incentive awards when expressed as a percentage of common shares outstanding. The Compensation Committee and Board, as applicable, allocated approximately 50% to stock options and 50% to RSUs. The Committee determined this allocation based on the volatility of our stock price and recognition that our market capitalization at the time of the grant was below that of the 2021 Peer Group. As a result, the grant date fair value of our 2021 annual long-term incentive grants was significantly lower than the grant date fair value of our 2020 annual long-term incentive grants.

In addition, from time to time, we grant new hire awards, including pursuant to our inducement award program in accordance with Nasdaq Listing Rule 5635(c)(4), or special individual awards as part of our executive compensation program. We did not grant any new hire awards to a named executive officer in 2021. However, in September 2021, our Compensation Committee approved, in recognition of his contributions to the Company and for purposes of retention, a grant to Mr. Spellman of an option to purchase 200,000 shares of our Common Stock, with (i) an exercise price per share equal to $2.88, the closing price of our Common Stock on The Nasdaq Global Market on the grant date, (ii) a ten-year term, and (iii) a four-year vesting period, commencing on the grant date, with 25% of the shares subject to the award vested on the first anniversary of the grant date and, thereafter, the shares continue to vest in quarterly installments over the subsequent three years, subject to Mr. Spellman’s continued service with the Company on each vesting date.

The following table presents the annual time-based stock option and RSU awards granted to each of our named executive officers in 2021, as well as the individual grant to Mr. Spellman, each as approved by the Board of Directors and Compensation Committee, as applicable.

Named Executive Officer	2021 Annual Stock Option Grant (# of Shares of Common Stock Subject to Stock Options)	2021 Annual RSU Grant (# of Shares of Common Stock Subject to RSUs)	2021 Special Option Grant (# of Shares of Common Stock Subject to Stock Options)
John Butler	403,600	237,400	—
David A. Spellman	120,000	70,000	200,000
Steven K. Burke, M.D.	120,000	70,000	—
Dell Faulkingham	110,000	62,000	—
Michel Dahan	110,000	62,000	—

Performance-Based Restricted Stock Unit Awards

In 2020, the Board of Directors, upon recommendation by the Compensation Committee, approved a grant of performance-based RSUs, or PSUs, to our Chief Executive Officer, and the Compensation Committee approved grants of PSUs to our other named executive officers. Each PSU represents the right to receive one share of Common Stock. The PSUs vest 40% in connection with the achievement of specified milestones, including Auryxia gross revenue meeting the target level of achievement ($150 million) during 2020, or the Auryxia Milestone, and 60% in connection with regulatory approval of vadadustat in the United States prior to December 31, 2022, or the Vadadustat Milestone, to incentivize our named executive officers to deliver on key milestones necessary to advancing our pipeline and driving future performance of the Company. We may refer to the Auryxia Milestone and the Vadadustat Milestone together in the Proxy Statement as the “Milestones.” The PSUs also all include a time-based vesting component which schedule varies based on the nature and timing of the Milestone achieved.

On February 25, 2021, the Company reported its financial results for the year ended December 31, 2020. Subsequently, in accordance with the terms of the 2020 PSUs, in March 2021, the Compensation Committee certified that the threshold level of achievement ($128 million) had been met with respect to the Auryxia Milestone (2020 gross revenues totaled approximately $129 million), but not the target level of achievement ($150 million). Therefore, the total percentage achievement of such milestone equaled 52%. Based on such percentage achievement, the Compensation Committee determined the total number of PSUs eligible to vest for each named executive officer with respect to the achievement of the Auryxia Milestone. Of the total number of the PSUs that were determined as eligible to vest, one third of such PSUs vested on each of March 31, 2021 and February 28, 2022 and an additional one third will vest February 28, 2023, subject to the executive officer’s continued service on such vesting date and any other applicable terms.

The following table presents the number of PSUs eligible to vest for each of our named executive officers following the Compensation Committee’s certification of the Auryxia Milestone in March 2021.

Named Executive Officer	Total Target Number of PSUs granted in 2020		Target Number of PSUs Eligible to Vest Based on Auryxia Milestone	Certified Percentage of Achievement of the Auryxia Milestone (%)	Total Shares Eligible to Vest in Connection with Auryxia Milestone (1)
John Butler	190,000	(2)	76,000	52	39,520
David A. Spellman	36,500		14,600	52	7,592
Steven K. Burke, M.D.	50,000		20,000	52	10,400
Dell Faulkingham	44,000		17,600	52	9,152
Michel Dahan	56,000		22,400	52	11,648

(1)

Of the total number of the PSUs that were determined as eligible to vest, one third of such PSUs vested on each of March 31, 2021 and February 28, 2022 and an additional one third will vest February 28, 2023, subject to the executive officer’s continued service on such vesting date and any other applicable terms.

(2)	See “Additional Chief Executive Officer Equity Matters” below for additional detail regarding Mr. Butler’s PSU grants.

The Vadadustat Milestone has not yet been achieved and must be achieved on or before December 31, 2022. In accordance with the terms of the grant, in the event that the Vadadustat Milestone is achieved before December 31, 2022, the Compensation Committee will determine the number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023. The Vadadustat Milestone may vest at percentages ranging from 50% to 150% of the target number of shares depending on the timing of approval of vadadustat in the United States.

Additional Chief Executive Officer Equity Matters

On February 28, 2020, pursuant to the 2014 Plan, upon recommendation of the Compensation Committee and approval by the Board of Directors, Mr. Butler was granted three equity awards Two of the equity awards—an option to purchase 403,600 shares of our Common Stock and 237,400 RSUs – were consistent with the Company’s historic equity compensation structure, and vest based on continuous service to the Company. In addition, in order to incentivize Mr. Butler to deliver on specific, key milestones necessary to advance the Company’s pipeline and drive future performance, Mr. Butler was granted an aggregate target number of 190,000 PSUs, with 76,000 of such PSUs (40%) associated with the Auryxia Milestone and 114,000 of such PSUs (60%) associated with the Vadadustat Milestone. Pursuant to the performance-based restricted stock unit award agreement, the PSU Agreement, the actual number of shares of Common Stock eligible to be earned under the PSUs is subject to increase or decrease based on the level of achievement of the Milestones and is, in any case, subject to continuous service to the Company through the vesting dates. Assuming the highest level of achievement of the Milestones, the maximum aggregate number of PSUs that Mr. Butler could have received upon the achievement of the Milestones was 285,000 PSUs, with 114,000 PSUs (40%) associated with the Auryxia Milestone and 171,000 PSUs (60%) associated with the Vadadustat Milestone.

As discussed above, on March 16, 2021, the Compensation Committee certified that the threshold level of achievement had been met with respect to the Auryxia Milestone and that the total percentage achievement of such milestone equaled 52%. Based on such achievement, the Compensation Committee determined that for Mr. Butler, 39,520 PSUs were eligible to vest with respect to the achievement of the Auryxia Milestone. One third of such PSUs vested on each of March 31, 2021 and February 28, 2022 and an additional one third will vest February 28, 2023, subject to Mr. Butler’s continuous service to the Company on each vesting date and any other applicable terms.

The 2014 Plan imposes annual per participant limits on the number of shares that may be granted under the plan. Pursuant to the 2014 Plan, following a 1.75-for-one forward stock split effected in March 2014, the maximum number of shares of Common Stock subject to options and the maximum number of shares of Common Stock subject to other awards, including RSUs and PSUs, that may be granted to any participant in the 2014 Plan in any calendar year is 875,000 shares and 293,125 shares, respectively (with such limit, in the case of performance-based awards, required to be calculated assuming the maximum level of achievement of the applicable performance metric). The number of PSUs granted to Mr. Butler in 2020, calculated based on the maximum number of shares of Common Stock that could be earned upon full achievement of both Milestones as required by the 2014 Plan, when combined with the number of RSUs granted to Mr. Butler in 2020, exceeded the 2014 Plan limit applicable to such equity awards by 229,275, or the Excess. In light of the Excess and to further the Company’s intention with respect to the initial PSU grants to incentivize Mr. Butler, the Compensation Committee recommended that the Board of Directors approve the rescission of a number of the PSUs and, pursuant to the 2014 Plan, grant to Mr. Butler a number of PSUs and a number of performance options to be determined on the date of grant of such options based on a value determined using Black Scholes methodology as outlined in the following paragraphs.

On August 6, 2021, in accordance with the Compensation Committee’s recommendation, the Board of Directors approved the rescission of an aggregate of 229,275 PSUs, equal to the Excess, representing 74,480 PSUs (40%) associated with the Auryxia Milestone and 154,795 PSUs (60%) associated with the Vadadustat Milestone (each such number assuming the maximum level of achievement of the respective Milestone). The rescission did not impact the 39,520 PSUs that the Compensation Committee had previously certified as eligible to vest based on the level of achievement of the Auryxia Milestone. In connection with the rescission and to ensure that Mr. Butler continued to be properly incentivized to achieve the Vadadustat Milestone, the Compensation Committee granted to Mr. Butler, an aggregate target number of 37,150 PSUs and an aggregate target number of 99,558 performance-based stock options, each having the same Vadadustat Milestone as the rescinded PSUs. The PSUs and performance options were granted pursuant the 2014 Plan and the most recent form of PSU Agreement and performance-based stock option agreement approved for use under the 2014 Plan, as applicable, with the actual number of shares of Common Stock earned under such PSUs and performance options subject to increase or decrease based on the level of achievement of the Vadadustat Milestone and continuous service to the Company through the applicable vesting dates. Assuming the highest level of achievement of the Vadadustat

Milestone, the maximum number of PSUs and performance options that Mr. Butler could earn upon the achievement of such milestone is 55,725 and 138,982, respectively.

The number of PSUs granted to Mr. Butler on August 2, 2021 was determined in accordance with the 2014 Plan annual per participant plan limits. Specifically, in February 2021, Mr. Butler had been granted 237,400 RSUs and therefore, could be granted up on an additional 55,725 RSUs or PSUs during 2021 (assuming maximum level of achievement of applicable performance milestones). The number of performance options was calculated using Black Scholes methodology such that the Black Scholes value of the performance options together with the Black Scholes value of PSUs that the Company was able to grant in 2021 to Mr. Butler equaled the Black Scholes value of the rescinded PSUs. The exercise price per share of the performance options was equal to $2.74, the closing price per share of Common Stock on The Nasdaq Global Market on August 6, 2021.

Other Benefits

We offer a 401(k) plan to eligible employees, and our Amended and Restated 2014 Employee Stock Purchase Plan and basic health benefits are generally available to all of our employees, including our named executive officers. In accordance with the 401(k) plan, all eligible employees may contribute a percentage of compensation up to a maximum statutory limit per year. Company contributions to the 401(k) plan are discretionary, and contributions in the amount of approximately $1.8 million and $1.6 million were made by the Company to the 401(k) plan in the fiscal years ended December 31, 2021 and December 31, 2020, respectively.

Tax and Accounting Considerations

While our Compensation Committee generally considers the tax and accounting implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2021.

Compensation Practices and Risk

As part of its responsibilities, the Compensation Committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us. The Compensation Committee has concluded, based on its review and analysis of our compensation policies and procedures, that such policies and procedures are not reasonably likely to have a material adverse effect on us. In making this determination, our Compensation Committee considered the following:

•	our use of different types of compensation vehicles providing a balance of long-term and short-term incentives with fixed and variable components;

•	our grant of equity-based awards with time-based vesting and performance-based vesting, both of which encourage our executive officers to look to long-term appreciation in equity values;

•	our annual bonus determinations for each executive officer depending entirely on the achievement of Company goals, which we believe promote long-term value;

•	our Compensation Committee’s ability to exercise discretion in determining cash bonus payouts and long-term incentive awards for executive officers other than the Chief Executive Officer;

•

our system of internal control over financial reporting and Code of Conduct, among other things, reducing the likelihood of manipulation of our financial performance to enhance payments under any of our incentive plans; and

•	our prohibition on hedging or pledging of Company stock.

Overview of Our Other Policies and Practices

Highlighted policies and practices that we use to ensure effective governance of compensation plans and decisions include:

•	our Compensation Committee has the authority to hire independent counsel and other advisors;

•	our Compensation Committee conducts a regular review and assessment of risk as it relates to our compensation policies and practices;

•

as part of our Insider Trading Compliance Policy, our executive officers are prohibited from engaging in any hedging transactions of our Common Stock, including using prepaid variable forward contracts, equity swaps, collars, and exchange funds;

•

we have no perquisites other than broad-based health, dental, transportation, relocation, 401(k) plan, a home office stipend and insurance-related benefits that we make available to all of our employees;

•	our 2014 Plan prohibits option repricing (absent stockholder approval) and option backdating;

•	our Executive Severance Agreements do not provide for tax gross-ups;

•	all of our non-employee directors are independent, including all members of our Compensation Committee; and

•

if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the applicable securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

2021 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers during the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019 (unless otherwise specified).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)

John P. Butler, President and Chief Executive Officer	2021 2020 2019	718,430 696,254 647,525	75,000 — —	821,404 2,456,280 1,743,560	951,272 2,277,351 1,555,670	552,256 488,180 368,209	14,954 12,372 2,000		3,133,316 5,930,437 4,316,964

David A. Spellman, Senior Vice President, Chief Financial Officer and Treasurer (5)	2021 2020	473,871 237,077	75,000 —	242,200 19,056	688,739 2,363,658	234,170 184,000	7,496 707		1,721,477 2,804,498

Steven K. Burke, M.D., Senior Vice President, Chief Medical Officer (6)	2021 2020 2019	494,623 482,355 197,038	75,000 — —	242,200 642,188 41,300	282,836 595,294 604,014	244,424 192,058 176,720	7,489 7,456 55,502	(6)	1,346,572 1,919,351 1,074,574

Michel Dahan, Senior Vice President, Chief Operating Officer	2021 2020 2019	474,643 461,055 409,917	75,000 — —	214,520 679,868 473,200	259,266 677,111 444,477	235,760 184,300 155,653	9,990 9,790 2,000		1,272,875 2,012,127 1,485,247

Dell Faulkingham, Senior Vice President, Chief Commercial Officer (7)	2021 2020 2019	477,090 464,770 297,692	75,000 — —	214,520 569,028 111,250	259,266 530,404 663,560	234,551 185,250 169,200	11,238 10,025 —		1,267,970 1,759,476 1,241,702

(1)	Represents a $75,000 special cash bonus approved by the Compensation Committee and the Board of Directors in September 2021 in recognition of contributions related to the Company’s vadadustat program.
(2)

The amounts reported in the “Stock Awards” and “Option Awards” columns above represent the grant date fair value of the stock options, RSUs and PSUs granted to our named executive officers during the years indicated as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the time-based stock options, performance options, RSUs and PSUs reported in the “Option Awards” and “Stock Awards” columns are set forth in Note 2 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value of any PSUs is based on the probability of achievement of the relevant milestones at the time of grant. Note that the amounts reported in these columns reflect the accounting cost for these time-based stock options, performance options, RSUs and PSUs, and do not correspond to the actual economic value that may be received by the named executive officers from the time-based stock options, performance options, RSUs and PSUs.
(3)

Amounts for 2019 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2019 to December 31, 2019 under our Cash Incentive Plan. Amounts for 2020 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2020 to December 31, 2020 under our Cash Incentive Plan. Amounts for 2021 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2021 to December 31, 2021 under our Cash Incentive Plan.

(4)

Includes Company contributions to its 401(k) plan for the benefit of our named executive officers and, with respect to the fiscal year ended December 31, 2021, a stipend to each named executive officer for home office setup during COVID-19.

(5)	Mr. Spellman became the Company’s Senior Vice President, Chief Financial Officer and Treasurer of the Company in June 2020.
(6)

Dr. Burke joined the Company as Senior Vice President, Chief Medical Officer in August 2019. Prior to joining the Company, pursuant to a consulting agreement, the Company paid Dr. Burke consulting fees of $53,502.

(7)	Mr. Faulkingham joined the Company as Senior Vice President, Chief Commercial Officer in May 2019.

Grants of Plan-Based Awards

The following table sets forth information regarding non-equity and equity awards granted to each of our named executive officers during the year ended December 31, 2021. All non-equity incentive plan awards were made pursuant to our Cash Incentive Plan. In 2021, we granted time-based stock options and RSUs to our named executive officers as compensation and to provide an incentive to our named executive officers to remain employed with us during the vesting period. We also granted PSUs and performance options to Mr. Butler as discussed in further detail above in “Additional Chief Executive Officer Equity Matters.” All RSUs and PSUs granted in 2021 represent the right to receive shares of our Common Stock and all stock options and performance options granted in 2021 consist of options to purchase shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant. All such equity awards were granted under our 2014 Plan, unless otherwise disclosed below. The vesting schedule of each RSU, PSU, stock option and performance option included in the following table is described in the footnotes to the Outstanding Equity Awards as of December 31, 2021 table below.

Name	Grant Date	Compensation Committee or Board of Directors Approval Date		Type of Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)	Estimated Future Payouts Under Equity Incentive Plan Awards – Target ($)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards – Maximum ($)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
John P. Butler	2/26/2021	1/20/2021	(3)	Annual Grant – Option	—	—		—		—	403,600		3.46	951,272
	2/26/2021	1/20/2021	(3)	Annual Grant – RSU	—	—		—		237,400	—		—	821,404
	—	8/6/2021	(3)	PSU	—	37,150	(4)	55,725	(4)	—	—		—	— (5)
	—	8/6/2021	(3)	Performance Option	—	99,558	(4)	138,982	(4)	—	—		2.74	— (5)
	—	1/26/2021	(3)	Annual Cash Bonus (1)	505,266	—		—		—	—		—	—
	—	9/24/2021		Special Cash Bonus (6)	425,000	—		—		—	—		—	—
David A. Spellman	2/26/2021	1/20/2021		Annual Grant – Option	—	—		—		—	120,000		3.46	282,836
	2/26/2021	1/20/2021		Annual Grant – RSU	—	—		—		70,000	—		—	242,200
	9/30/2021	9/15/2021		Special Grant – Option	—	—		—		—	200,000	(7)	2.88	405,903
	—	1/26/2021		Annual Cash Bonus (1)	214,245	—		—		—	—		—	—
	—	9/15/2021		Special Cash Bonus (6)	175,000	—		—		—	—		—	—
Steven K. Burke, M.D	2/26/2021	1/20/2021		Annual Grant – Option	—	—		—		—	120,000		3.46	282,836
	2/26/2021	1/20/2021		Annual Grant – RSU	—	—		—		70,000	—		—	242,200
	—	1/26/2021		Annual Cash Bonus (1)	223,627	—		—		—	—		—	—
	—	9/15/2021		Special Cash Bonus (6)	175,000	—		—		—	—		—	—
Michel Dahan	2/26/2021	1/20/2021		Annual Grant – Option	—	—		—		—	110,000		3.46	259,266
	2/26/2021	1/20/2021		Annual Grant – RSU	—	—		—		62,000	—		—	214,250
	—	1/26/2021		Annual Cash Bonus (1)	215,594	—		—		—	—		—	—
	—	9/15/2021		Special Cash Bonus (6)	175,000	—		—		—	—		—	—
Dell Faulkingham	2/26/2021	1/20/2021		Annual Grant – Option	—	—		—		—	110,000		3.46	259,266
	2/26/2021	1/20/2021		Annual Grant – RSU	—	—		—		62,000	—		—	214,520
	—	1/26/2021		Annual Cash Bonus (1)	215,700	—		—		—	—		—	—
	—	9/15/2021		Special Cash Bonus (6)	175,000	—		—		—	—		—	—

(1)

The amounts shown in this column represent the 2021 target payout amount of annual cash bonuses awarded to our named executive officers under our Cash Incentive Plan then in effect. No separate maximum amounts were approved. Amounts are based on the target percentage applied to each named executive officer’s base salary as of December 31, 2021, assuming 100% corporate achievement. As described in more detail above, in 2021 each of our named executive officers, other than Mr. Butler, had an individual bonus target of 45% of his base salary, which was tied solely to the achievement of our corporate goals for 2021 (which was not determined as of December 31, 2021). Mr. Butler had an individual bonus target of 70% of his base salary, which was likewise tied solely to the achievement of our corporate goals for 2021 (which was not determined as of December 31, 2021).
(2)

Reflects the fair value of time-based RSU, PSU and stock option awards on the date of grant calculated in accordance with ASC Topic 718. For a discussion of the assumptions used in the valuation of the time-based RSU and PSU awards and stock option awards granted to our named executive officers in 2021, see footnote 1 to the 2021 Summary Compensation Table above. See “Performance-Based Restricted Stock Units” above for additional detail regarding the PSUs.

(3)

Each equity award granted to Mr. Butler was approved by our full Board of Directors pursuant to the terms of our 2014 Plan, and the charter of our Compensation Committee, and in accordance with Nasdaq rules and regulations.

(4)

Represents a target of 37,150 PSUs and a target of 99,558 performance options (with a maximum of 55,725 PSUs and a maximum of 138,982 performance options) granted to Mr. Butler on August 6, 2021. The final number of PSUs and performance options eligible to vest will be determined by the Compensation Committee upon the achievement of the Vadadustat Milestone, if achieved, and the Compensation Committee will confirm the time-based vesting schedule that will apply to such equity at that time. The final potential vesting date for the PSUs and performance option is February 28, 2023. See “Additional Chief Executive Officer Equity Matters” above for additional detail regarding the PSUs and performance options granted to Mr. Butler during 2021.

(5)

There is no grant date fair value of the PSUs and performance options. Grant date fair value for this performance equity is based on the probability of achievement of the Vadadustat Milestone at the time of grant and at such time, the probability was 0%.

(6)

The amounts shown represent the aggregate amount of additional cash incentive awards that each named executive officers is eligible to earn under the Cash Incentive Plan assuming that the performance conditions are fully achieved. Such amounts have not been paid and will not be paid unless and until such milestones are achieved. Mr. Butler is eligible to earn $175,000 upon receipt of an approval of vadadustat in the United States for dialysis patients and $250,000 upon receipt of an approval of vadadustat in the United States for patients not on dialysis. Each other named executive officer is eligible to earn $75,000 upon receipt of an approval of vadadustat in the United States for dialysis patients and $100,000 upon receipt of an approval of vadadustat in the United States for patients not on dialysis. As of December 31, 2021, the probability of achievement of each milestone was 0%. We assess this probability in line with how we have valued performance equity tied to the Vadadustat Milestone.

(7)

Represents an option to purchase shares of our Common Stock granted to Mr. Spellman on September 30, 2021. The options will vest as follows: 25% of the option will vest on the first anniversary of the grant date with the remaining 75% vesting in equal quarterly installments thereafter, subject to his continued service with us on each vesting date. Vesting of all unvested shares subject to the option will accelerate in connection with a change in control pursuant to the terms of the applicable stock option agreement and/or Executive Severance Agreement, as discussed below.

Outstanding Equity Awards as of December 31, 2021

The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2021.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Options and RSUs That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned RSUs That Have Not Vested ($)

John P. Butler	—		—		99,558	(1)	2.74	8/6/2031	—		—		—		—
	—		403,600	(2)	—		3.46	2/26/2031	—		—		—		—
	176,575		227,025	(2)	—		8.87	2/28/2030	—		—		—		—
	240,625		109,375	(2)	—		7.28	2/28/2029	—		—		—		—
	126,300		—		—		14.30	2/28/2028	—		—		—		—
	190,000		—		—		10.14	2/21/2027	—		—		—		—
	190,550		—		—		7.70	2/22/2026	—		—		—		—
	150,000		—		—		11.15	3/6/2025	—		—		—		—
	46,667		—		—		22.80	5/14/2024	—		—		—		—
	—		—		—		—	—	475,501	(3)	1,074,632	(4)	—		—
	—		—		—		—	—	—		—		74,300	(5)	167,918	(4)
David A. Spellman	—		200,000	(6)	—		2.88	9/30/2031	—		—		—		—
			120,000	(2)	—		3.46	2/26/2031	—		—		—		—
	105,000	(7)	175,000	(7)	—		13.58	6/30/2030	—		—		—		—
	—		—		—		—	—	70,000	(8)	158,200	(4)	—		—
	—		—		—		—	—	—		—		26,962	(9)	60,934	(4)
Steven K. Burke, M.D.	—		120,000	(2)	—		3.46	2/26/2031	—		—		—		—
	46,154		59,346	(2)	—		8.87	2/28/2030	—		—		—		—
	140,625	(7)	109,375	(7)	—		4.13	8/30/2029	—		—		—		—
	—		—		—		—	—	114,668	(10)	259,150	(4)	—		—
	—		—		—		—	—	—		—		36,934	(5)	83,471	(4)
Michel Dahan	—		110,000	(2)	—		3.46	2/26/2031	—		—		—		—
	52,500		67,500	(2)	—		8.87	2/28/2030	—		—		—		—
	68,750		31,250	(2)	—		7.28	2/28/2029	—		—		—		—
	27,500		—		—		14.30	2/28/2028	—		—		—		—
	62,500		—		—		10.14	2/21/2027	—		—		—		—
	30,950		—		—		7.70	2/22/2026	—		—		—		—
	30,000		—		—		11.15	3/6/2025	—		—		—		—
	15,000		—		—		9.66	9/30/2025	—		—		—		—
	6,667		—		—		22.80	5/14/2024	—		—		—		—
	—		—		—		—	—	127,001	(3)	287,022	(4)	—		—
	—		—		—		—	—	—		—		41,366	(5)	93,487	(4)
Dell Faulkingham	—		110,000	(2)	—		3.46	2/26/2031	—		—		—		—
	41,125		52,875	(2)	—		8.87	2/28/2030
	156,250	(7)	93,750	(7)	—		4.45	5/31/2029	—		—		—		—
	—		—		—		—	—	98,667	(10)	222,987	(4)	—		—
	—		—		—		—	—	—		—		32,502	(5)	73,455	(4)

(1)

Represents a target of 99,558 performance options (with a maximum of 138,982 performance options) granted on August 6, 2021. The final number of performance options eligible to vest will be determined by the Compensation Committee upon the achievement of the Vadadustat Milestone, if achieved, and the Compensation Committee will confirm the time-based vesting schedule that will apply to such equity at that time. The final potential vesting date for the performance options is February 28, 2023. See “Additional Chief Executive Officer Equity Matters” above for additional detail regarding the PSUs and performance options granted to Mr. Butler during 2021.

(2)

Represents an option to purchase shares of our Common Stock granted on February 26, 2021, February 28, 2020 and/or February 28, 2019, as applicable, depending on whether such named executive officer was with the Company on such date. The options granted on each of these dates vest as follows: 25% of the options vest on the first anniversary of the grant date with the remaining 75% vesting in equal quarterly installments over the following three years, subject to the executive’s continued performance of services to us through the applicable vesting dates. Vesting of all unvested shares subject to the option will accelerate in connection with a change in control pursuant to the terms of the applicable stock option agreement and/or Executive Severance Agreement, as discussed below.
(3)

Represents RSUs granted on February 26, 2021, February 28, 2020 and February 28, 2019. One third of the RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued performance of services to us through the vesting date. Vesting of the RSUs will accelerate in connection with a change in control pursuant to the terms of the applicable Restricted Stock Unit Agreement and/or Executive Severance Agreement, as discussed below.

(4)	Calculated based on the closing price per share of the Company’s Common Stock on December 31, 2021, the last trading date of the fiscal year, of $2.26.
(5)

Represents PSUs granted on February 28, 2020 and, in the case of Mr. Butler, PSUs granted on August 6, 2021. The February 2020 PSUs vest based on the Auryxia Milestone and the Vadadustat Milestone and the August 2021 PSUs vest based on the Vadadustat Milestone, and each also feature a time-based component. Based on achievement of the Auryxia Milestone, a certain number of PSUs vested on March 31, 2021 and February 28, 2022 and an additional one third will vest on February 28, 2023, subject to continued service on each vesting date and any other applicable terms. Depending on if and when the Vadadustat Milestone is achieved, in accordance with the terms of the grant, the Compensation Committee will determine the remaining number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023.

(6)

Represents an option to purchase shares of our Common Stock granted to Mr. Spellman on September 30, 2021. The options will vest as follows: 25% of the option will vest on the first anniversary of the grant date with the remaining 75% vesting in equal quarterly installments thereafter, subject to his continued service with us on each vesting date. Vesting of all unvested shares subject to the option will accelerate in connection with a change in control pursuant to the terms of the applicable stock option agreement and/or Executive Severance Agreement, as discussed below.

(7)

Represents options to purchase shares of our Common Stock granted to Mr. Spellman on June 30, 2020, to Dr. Burke on August 30, 2019 and to Mr. Faulkingham on May 31, 2019, as applicable, as an inducement material to each individual’s entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The options vest as follows: 25% of the options will vest on the first anniversary of the grant date with the remaining 75% vesting in equal quarterly installments over the next three years, subject to the named executive officer’s continued performance of services to us through the applicable vesting dates. Vesting of all unvested shares subject to the option will accelerate in connection with a change in control pursuant to the terms of the applicable stock option agreement and/or Executive Severance Agreement, as discussed below.

(8)

Represents RSUs granted on February 26, 2021. One third of the RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executives’ continued performance of services to us through the vesting date. Vesting of the RSUs will accelerate in connection with a change in control pursuant to the terms of the applicable Restricted Stock Unit Agreement and/or Executive Severance Agreement, as discussed below.

(9)

Represents PSUs granted to Mr. Spellman on September 30, 2020. The PSUs vest based on the Auryxia Milestone and the Vadadustat Milestone and also feature a time-based component. Based on achievement of the Auryxia Milestone, a certain number of PSUs vested on March 31, 2021 and February 28, 2022 and an additional one third will vest on February 28, 2023, subject to continued service on each vesting date and any other applicable terms. Depending on if and when the Vadadustat Milestone is achieved, in accordance with the terms of the grant, the Compensation Committee will determine the remaining number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023.

(10)

Represents RSUs granted on February 26, 2021 and February 28, 2020 and, also in the case of Dr. Burke, August 30, 2019. One third of the RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued performance of services to us through the vesting date. Vesting of the RSUs will accelerate in connection with a change in control pursuant to the terms of the applicable Restricted Stock Unit Agreement and/or Executive Severance Agreement, as discussed below.

Option Exercises and Stock Vested Table

The following table sets forth certain information regarding the exercise of options to purchase our Common Stock and the vesting of RSUs and PSUs that were held by our named executive officers during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John P. Butler	—	—	172,139	594,613
David A. Spellman	—	—	2,530	8,564
Steven K. Burke, M.D.	—	—	27,465	92,636
Michel Dahan	—	—	47,215	163,073
Dell Faulkingham	—	—	21,383	73,756

(1)	The value realized when the stock awards vested represents the number of shares underlying the units vested multiplied by market value of a share of our common stock on the vesting date.

Employment Agreement and Offer Letters

We have entered into an executive employment agreement with Mr. Butler and offer letters with our other named executive officers, pursuant to which such named executive officer is employed “at will,” meaning each such named executive officer or we may terminate the employment arrangement at any time. Such agreement and letter establish Mr. Butler’s and our other named executive officers’ title, initial compensation arrangements, and eligibility for benefits made available to employees generally.

Executive Severance Agreements

We entered into Executive Severance Agreements with each of our named executive officers. Each of our named executive officers is eligible to receive certain payments and benefits under his or her Executive Severance Agreement in the event that the executive’s employment with us is terminated without “cause,” the executive terminates his or her employment with us for “good reason,” or the executive is terminated in connection with, or within twelve months after, a “change in control” (each as defined in the respective Executive Severance Agreement). The Executive Severance Agreements also provide for accelerated vesting of outstanding and unvested equity awards upon a “change in control” (as defined in the Executive Severance Agreements).

Termination of Employment without Cause or for Good Reason. Under the Executive Severance Agreements, if the named executive officer’s employment is terminated by us without “cause” or the executive terminates his or her employment for “good reason” (each as defined in the Executive Severance Agreements), other than following a change in control as described below, the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, twelve months of base salary continuation and, provided the executive timely elects Consolidated Omnibus Budget Reconciliation Act, or COBRA, coverage, up to twelve months of reimbursement of a portion of the executive’s and the executive’s dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed. In addition, the executive’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the executive’s severance period, as if he or she had remained employed during that time.

Termination of Employment without Cause or for Good Reason Following a Change in Control. If, within twelve months following a “change in control” (as defined in the Executive Severance Agreements), the named executive officer’s employment is terminated by us without “cause” or the executive terminates his or her employment for “good reason” (each as defined in the Executive Severance Agreements), the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, twelve months of base salary continuation, provided the executive timely elects COBRA coverage, up to twelve months of reimbursement of a portion of the executive’s and the executive’s dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed, and an amount equal to 50% of the executive’s annual target bonus for the year of termination, prorated based on the number of months the executive was employed prior to his or her termination.

Accelerated Vesting of Equity Upon a Change in Control. Under the Executive Severance Agreements, 100% of each of the named executive officer’s outstanding and unvested equity and equity-based awards will become immediately vested upon a change in control, irrespective of whether the executive’s employment terminates in connection with the change in control.

Conditions to the Receipt of Severance Benefits. The severance payments and benefits described above are conditioned upon each executive’s timely execution and non-revocation of a general release of claims in our favor, as well as continued compliance with the restrictive covenants agreement prohibiting certain competitive behaviors and disparagement of the Company during employment and for one year following termination. In addition, we may terminate severance payments to any of the named executive officers if, within one year following a termination without cause, we determine that the Company had the right to terminate his or her employment for cause.

Other Termination of Employment. If our named executive officer’s employment is terminated for any reason other than by us without cause or by the executive for good reason (including by reason of death or disability), the executive will only be entitled to receive any amounts earned or accrued but unpaid as of the date of termination in accordance with our normal policies and practices, including any salary, bonus or incentive compensation with respect to the calendar year prior to the year of termination, business expenses incurred in the performance of the executive’s duties, and vacation pay.

280G Cutback. All payments to our named executive officers, as applicable, under the Executive Severance Agreements, including without limitation the payment of severance benefits or the accelerated vesting of equity, will be reduced or adjusted to avoid triggering the excise tax imposed by Section 4999 of the Code, if such adjustment would result in the provision of a greater total benefit, on a net after-tax basis (after taking into account taking any applicable federal, state and local income taxes and the excise tax imposed by Section 4999), to the executive.

Termination of Executive Severance Agreements. Each of our named executive officer’s Executive Severance Agreement will terminate immediately upon the mutual agreement of the parties to such Executive Severance Agreement, the executive’s termination for cause or death, or the executive’s disability (defined as the executive’s inability by reason of physical or mental impairment to perform his or her job duties for a period exceeding twelve consecutive weeks).

Potential Payments Upon Termination or Change of Control

The following table presents our estimate of the amount of severance benefits to which each of our named executive officers would be entitled if a termination occurred on December 31, 2021 under the circumstances set forth in the column headings.

Name	Executive Payments and Benefits upon Termination (1)	Termination by the Company without Cause or by Executive for Good Reason (No Change in Control) $	Termination by the Company without Cause or by Executive for Good Reason (Change in Control) $(6)
John P. Butler	Cash Severance (2)	721,809	721,809
	Non-Equity Incentive Plan Compensation (3)	—	252,633
	Equity (4)
	Options	—	—

Name	Executive Payments and Benefits upon Termination (1)	Termination by the Company without Cause or by Executive for Good Reason (No Change in Control) $	Termination by the Company without Cause or by Executive for Good Reason (Change in Control) $(6)
	RSUs	—	1,242,550
	Other Benefits (5)	24,855	24,855
	Total	746,664	2,241,847
David A. Spellman	Cash Severance (2)	476,100	476,100
	Non-Equity Incentive Plan Compensation (3)	—	107,122
	Equity (4)
	Options	—	—
	RSUs	—	296,442
	Other Benefits (5)	24,855	24,855
	Total	500,955	904,519
Steven K. Burke, M.D.	Cash Severance (2)	496,949	496,949
	Non-Equity Incentive Plan Compensation (3)	—	111,813
	Equity (4)
	Options	—	—
	RSUs	—	342,621
	Other Benefits (5)	24,855	24,855
	Total	521,804	976,238
Michel Dahan	Cash Severance (2)	476,875	476,875
	Non-Equity Incentive Plan Compensation (3)	—	107,297
	Equity (4)
	Options	—	—
	RSUs	—	380,509
	Other Benefits (5)	24,855	24,855
	Total	501,730	989,536
Dell Faulkingham	Cash Severance (2)	479,334	479,334
	Non-Equity Incentive Plan Compensation (3)	—	107,850
	Equity (4)
	Options	—	0
	RSUs	—	296,442
	Other Benefits (5)	24,855	24,855
	Total	504,189	908,481

(1)

Represents amounts payable under the terms of the Executive Severance Agreements. All amounts listed in the table are in addition to any amounts earned or accrued but unpaid as of the date of termination.

(2)	Represents twelve months of base salary continuation.
(3)

Non-equity incentive plan compensation payment amount assumes no bonus amounts for 2021 have been paid to the executive as of December 31, 2021, and that all 2020 bonus amounts have been paid as of such date, in each case, as would be consistent with the Company’s historical practice. Represents an amount equal to 50% of the executive’s annual target bonus for 2021, prorated based on the number of months the executive was employed prior to his termination.

(4)

In the event of a termination by the Company without cause or by the executive for good reason (no change in control), the executive’s time-based unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the executive’s severance period, as if he had remained employed during that time. Given that none of the equity and equity-based awards are accelerated, no value has been assigned in the table above where there is no change of control. In addition, pursuant to the terms of the PSU grants, if a named executive officer’s employment ceases, in the event that the Vadadustat Milestone has not yet occurred, shares subject to the Vadadustat Milestone will be immediately forfeited. With respect to options, reflects the in-the-money value of the unvested portion of such named executive officer’s options. The value is calculated by multiplying the amount (if any) by which $2.26, the closing price of our Common Stock on The Nasdaq Global Market on December 31, 2021, exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. As of December 31, 2021, there are no in the money options, so the value of the unvested portion of such named executive officer’s options that would vest is $0. With respect to RSUs, the value is calculated by multiplying the number of unvested RSUs with vesting provisions based solely on time (if any) by $2.26, the closing price of our Common Stock on The Nasdaq Global Market on December 31, 2021.
(5)	Represents twelve months of reimbursement of a portion of the executive’s and the executive’s dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed.
(6)	Unvested portions of equity-based awards will accelerate upon a change of control irrespective of whether the executive’s employment terminates in connection with the change in control.

Other Agreements

Each of our named executive officers has entered into standard agreements with respect to confidential information and assignment of inventions. Among other things, these agreements obligate each named executive officer to refrain from disclosing any of our proprietary information and to assign to us any inventions conceived or developed during the course of employment. Such agreements also contain customary non-compete and non-solicitation provisions.

We have entered into indemnification agreements with each of our directors and certain officers. These agreements will require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under applicable law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Chief Executive Officer Pay Ratio

Akebia’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs encourage and reward all employees who contribute to our success. We strive to ensure that the pay of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be market competitive. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees (except for our principal executive officer), the annual total compensation of our principal executive officer, and the ratio of these two amounts.

Using reasonable estimates and assumptions where necessary, and in accordance with SEC rules, in 2021 we identified our median employee by calculating the sum of annual base pay, target bonus amount and the grant date fair value for equity awards granted in 2020 for all of our employees, excluding our Chief Executive Officer, Mr. Butler, who were employed by us on December 31, 2020. We annualized the base salary and target bonus of all permanent employees who were hired in 2020 but did not work the entire year. However, we did not perform adjustments to the compensation paid to our one part-time employee to calculate what they would have been paid on a full-time basis. No cost-of-living adjustment or other adjustments were made; however, we did exclude one non-U.S. employee who is located in the United Kingdom (representing less than 0.5% of our total global workforce of 380 persons at such time) when determining our median employee. In 2021, we are using the same median employee, because as of December 31, 2021, there had not been a material change in the Company’s employee population or its compensation arrangements that would significantly impact this disclosure. Using this median compensated employee, we calculated the total annual compensation for this employee by using the same methodology we use for our named executive officers as disclosed in the 2021 Summary Compensation Table above.

The annual total compensation of our Chief Executive Officer, Mr. Butler, as reported in the 2021 Summary Compensation Table was $3,133,316 for 2021. The annual total compensation of our median compensated employee, excluding Mr. Butler, was $208,238 for 2021, resulting in a ratio of 15:1 for 2021. This ratio and annual total compensation amounts are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. Given that assumptions, estimates, methodologies, and adjustments that companies may apply to determine their pay ratio may differ, this information should not be used as a basis for comparison between different companies.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021 regarding shares of our Common Stock that may be issued under our equity compensation plans, consisting of our 2008 Plan, our 2014 Plan, our Amended and Restated 2014 Employee Stock Purchase Plan, or the ESPP, and our inducement award program through which equity awards are granted to individuals who were not previously an employee or non-employee director of the Company, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with the Company, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. As of the closing of our initial public offering, no additional equity awards were made under our 2008 Plan. Our 2008 Plan, our 2014 Plan, and our ESPP were approved by our shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	13,075,098 (1)(2)	8.28 (3)	9,848,875 (4)(6)
Equity compensation plans not approved by security holders	3,499,731 (5)	5.89	—
Total	16,574,829	—	9,848,875

(1)

Includes 7,898,484 shares of Common Stock issuable upon the exercise of outstanding options, 4,255,764 shares of our Common Stock issuable upon the vesting of RSUs, 311,681 shares of Common Stock issuable upon the vesting of PSUs, 99,558 target shares of Common Stock issuable upon the vesting of performance options, and 509,611 warrants to purchase our Common Stock. The 509,611 warrants to purchase common stock expired in February 2022.

(2)

Does not include purchase rights accruing under the ESPP because the purchase right, and therefore the number of shares to be purchased, will not be determined until the end of the purchase period. In addition, RSUs issued under our equity compensation plans do not require payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price does not take these awards into account.

(3)

Excludes the exercise price of the performance options because the grant date fair value of the performance options is based on the probability of achievement of the Vadadustat Milestone at the time of grant, which was 0%. Including the weighted-average exercise price of performance options would result in a weighted-average exercise price of $8.21.

(4)	As of December 31, 2021, there were 4,675,734 shares of our Common Stock available for grant under the 2014 Plan, and 5,173,141 shares of our Common Stock available for grant under the ESPP.
(5)

Represents the number of shares of our Common Stock granted as inducements material to employees entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) and outstanding as of December 31, 2021.

(6)

On January 1, 2021 and January 1, 2020, the shares reserved for future grants under the 2014 Plan increased by 4,880,775 and 4,031,376 shares, respectively, pursuant to the “evergreen” provision in the 2014 Plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure included in the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the disclosure in the Compensation Discussion and Analysis section be included in this Proxy Statement for the year ended December 31, 2021.

Respectfully submitted by the Compensation Committee,

Cynthia Smith, Chairperson

Adrian Adams

Steven C. Gilman, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Adams, Dr. Gilman, Ms. Smith, Mr. Enyedy and Mr. Heffernan served on the Company’s Compensation Committee during fiscal year 2021. Ms. Smith served on the Compensation Committee during the entire fiscal year 2021; from January 1, 2021 to June 2, 2021, Mr. Enyedy and Mr. Heffernan served on the Compensation Committee; and Mr. Adams and Dr. Gilman served on the Compensation Committee since June 2, 2021. None of the members of the Compensation Committee during 2021 is or was, as applicable, an officer or employee of the Company, and none of the members of the Compensation Committee during 2021 has ever been or was ever, as applicable, an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board of Directors recommends that our stockholders vote for ratification of this appointment.

Ernst & Young LLP has served as our independent registered public accounting firm since 2013. We expect representatives of Ernst & Young LLP to be present virtually at the Annual Meeting and to be available to respond to appropriate questions from stockholders. In addition, representatives of Ernst & Young LLP who are present at the Annual Meeting will have the opportunity to make a statement if they desire to do so.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.

Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection of Ernst & Young LLP is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee must pre-approve all audit services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young LLP, subject to the de minimis exception for non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

All Ernst & Young LLP services and fees for the fiscal years ended December 31, 2021 and December 31, 2020 were pre-approved by the Audit Committee. A portion of the audit services for the fiscal year ending December 31, 2022 were also pre-approved by the Audit Committee, with the balance to be pre-approved before December 31, 2022.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2021 and December 31, 2020 for each of the following categories of services are as follows:

Fee Category	2021	2020
Audit Fees	$1,532,250	$1,599,725
Audit-Related Fees	$—	$—
Tax Fees	$235,188	$158,790
All Other Fees	$4,323	$3,375

Total Fees	$1,771,761	$1,761,890

Audit Fees: Consist of aggregate fees for professional services provided in connection with the audit of our annual consolidated financial statements, and our internal controls over financial reporting, for the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, comfort letters and consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees: Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees: Consist of aggregate fees for tax compliance, tax advice and tax planning services, and the review and preparation of our federal and state income tax returns.

All Other Fees: Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which, for the fiscal years ended December 31, 2021 and December 31, 2020, consisted of our subscription to Ernst & Young’s online accounting research tool.

Other than the foregoing, Ernst & Young LLP did not provide any other services to us in 2020 or 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(PROPOSAL 3 ON YOUR PROXY CARD)

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2021 and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with the Audit Committee. The independent registered public accounting firm also expresses an opinion on the Company’s internal controls over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee under SEC and PCAOB rules, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and we have discussed with Ernst & Young their independence from the Company.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Respectfully submitted by the Audit Committee,

Michael Rogers, Chairperson

Michael T. Heffernan

LeAnne M. Zumwalt

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 11, 2022 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known, based solely on filings made under Section 13(d) and 13(g) of the Exchange Act, to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the “2021 Summary Compensation Table” above), and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our Common Stock subject to options, RSUs, PSUs or other rights to purchase that may be acquired within 60 days after April 11, 2022 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of April 11, 2022, there were 183,533,075 shares of our Common Stock outstanding, and the percentages of shares beneficially owned were calculated using this number as the denominator and as specified in this paragraph. Unless otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each beneficial owner is c/o Akebia Therapeutics, Inc., 245 First Street, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% or greater stockholders:
BlackRock, Inc. (1) 55 East 52nd Street New York, New York 10055	14,124,215	7.70

The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	13,235,669	7.21

State Street Corporation (3) State Street Financial Center One Lincoln Street Boston, MA 02111	11,743,461	6.40
Directors and named executive officers:
Adrian Adams (4)	173,270	*
Steven K. Burke, M.D. (5)	355,710	*
John P. Butler (6)	2,533,619	1.37
Michel Dahan (7)	539,758	*
Dell Faulkingham (8)	338,923	*
Ron Frieson (9)	-
Steven C. Gilman, Ph.D. (10)	182,570	*
Michael T. Heffernan (11)	171,930	*
Michael Rogers (12)	186,902	*
Cynthia Smith (13)	135,265	*
David A. Spellman (14)	199, 432	*
Myles Wolf, M.D., M.M.Sc. (15)	84,179	*
LeAnne A. Zumwalt (16)	33,416	*
All current directors and executive officers as a group (14 persons) (17)	5,452,866	2.92

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)

Based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 7, 2022. Based on such filing, BlackRock, Inc. beneficially owns and has sole dispositive power of all such shares and sole voting power over 13,8237,972 shares. In addition, each of BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd are subsidiaries of BlackRock, Inc. which beneficially own certain of the shares.
(2)

Based solely on a Schedule 13G/A filed by The Vanguard Group, or Vanguard, with the SEC on February 9, 2022. Based on such filing, Vanguard beneficially owns all such shares, has shared voting power with respect to 210,422 shares, sole dispositive power with respect to 12,899,349 shares and shared dispositive power with respect to 336,320 shares.

(3)

Based solely on a Schedule 13G/A filed by State Street Corporation with the SEC on February 10, 2022. Based on such filing, State Street Corporation beneficially owns and has shared dispositive power with respect to all of the shares and shared voting power with respect to 11,407,215 shares. In addition, each of SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors Europe Limited and State Street Global Advisors Trust Company are subsidiaries of State Street Corporation, which beneficially own certain of the shares.

(4)

Consists of (i) 77,400 shares of Common Stock, (ii) 13,700 shares of Common Stock that will be acquired upon the vesting of RSUs within 60 days after April 11, 2022, and (iii) 82,170 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.

(5)	Consists of (i) 86,995 shares of Common Stock and (ii) 268,715 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.
(6)

Consists of (i) 1,192,577 shares of Common Stock and (ii) 1,341,042 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022. Mr. Butler also beneficially owns an aggregate of 319,856 shares, including 59,928 shares of Common Stock held by the Dorothy Butler 2019 GRAT, 100,000 shares of Common Stock held by the Dorothy Butler GRAT 2019, 59,928 shares of Common Stock held by the John Butler 2019 GRAT and 100,000 shares of Common Stock held by the John Butler GRAT November 2019.

(7)	Consists of (i) 184,016 shares of Common Stock and (ii) 355,742 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.
(8)	Consists of (i) 64,173 shares of Common Stock and (ii) 274,750 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.
(9)	Ron Frieson became a member of our Board of Directors in November 2021.
(10)

Consists of (i) 34,297 shares of Common Stock, (ii) 13,700 shares of Common Stock that will be acquired upon the vesting of RSUs within 60 days after April 11, 2022, and (iii) 134,572 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.

(11)

Consists of (i) 34,886 shares of Common Stock, (ii) 13,700 shares of Common Stock that will be acquired upon the vesting of RSUs within 60 days after April 11, 2022, and (iii) 123,344 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.

(12)

Consists of (i) 38,629 shares of Common Stock, (ii) 13,700 shares of Common Stock that will be acquired upon the vesting of RSUs within 60 days after April 11, 2022, and (iii) 134,573 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.

(13)

Consists of (i) 37,833 shares of Common Stock, (ii) 13,700 shares of Common Stock that will be acquired upon the vesting of RSUs within 60 days after April 11, 2022, and (iii) 83,732 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.

(14)	Consists of (i) 21,932 shares of Common Stock and (ii) 177,500 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.
(15)

Consists of (i) 10,281 shares of Common Stock, (ii) 13,700 shares of Common Stock that will be acquired upon the vesting of RSUs within 60 days after April 11, 2022, and (iii) 60,198 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.

(16)	Consists of 33,416 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.

(17)

Consists of a total of (i) 1,975,259 shares of Common Stock, (ii) 82,200 shares of Common Stock that will be acquired upon the vesting of RSUs within 60 days after April 11, 2022, and (iii) 3,395,407 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 11, 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding Common Stock, or the Reporting Persons, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of such reports received or written representations from certain Reporting Persons relating to the fiscal year ended December 31, 2021, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements, except that Mr. Butler filed a Form 4/A to report an acquisition of shares of our Common Stock that was inadvertently omitted from the original Form 4 filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Except as described below, there have been no transactions since January 1, 2021 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

Policy With Respect to Related Person Transactions

We have adopted a Policy With Respect to Related Person Transactions that governs the review and approval of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest. In March 2022, the Board of Directors reviewed and approved certain revisions to this policy to ensure that the policy reflected current corporate best practices.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be identified, reviewed and, if deemed appropriate, approved by the Audit Committee and/or the Board of Directors.

The Audit Committee and/or the Board of Directors will consider all relevant facts and circumstances and will approve only those related person transactions that are in the best interests of the Company and its stockholders, as determined by the Audit Committee and/or the Board of Directors in good faith. As appropriate for the circumstances, the Audit Committee and/or the Board of Directors will review and consider:

•

the related person’s interest in the related person transaction, including the related person’s position(s) or relationship(s) with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the related person transaction;

•	the approximate dollar value involved in the related person transaction;

•	the approximate dollar value of the related person’s interest in the related person transaction without regard to the amount of any profit or loss;

•	whether the related person transaction was undertaken in the ordinary course of our business;

•	whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed related person transaction that would be material to investors in light of the circumstances of the particular transaction.

Whenever practicable, the reporting, review, and approval will occur prior to effectiveness or consummation of the related person transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. The Audit Committee and/or the Board of Directors will convey its decision to the Chief Legal Officer, who shall communicate it to the appropriate persons in the Company. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

Separately, the policy provides that transactions involving compensation of executive officers or directors shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Transactions with Related Persons

As described in “Compensation Analysis & Discussion,” we have entered into an executive employment agreement with our President and Chief Executive Officer and offer letters with certain of our executive officers. In addition, we have entered into Executive Severance Agreements and, indemnification agreements, and agreements with respect to confidentiality and invention assignment with our executive officers. See the “Executive Compensation” section for certain additional details.

GENERAL MATTERS

Availability of Certain Documents

A copy of our Annual Report has been posted on the Company’s website along with this Proxy Statement. We will mail without charge, upon written request, a copy of our Annual Report excluding exhibits. Please send a written request to our Corporate Secretary at:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Attention: Corporate Secretary

Stockholder Proposals and Nominations

Our Bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at Akebia Therapeutics, Inc., 245 First Street, Cambridge, MA 02142. To be timely for the 2023 annual meeting of stockholders, the stockholder’s notice must be delivered to us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting of stockholders, except that if the 2023 annual meeting of stockholders is set for a date that is more than 30 days before or after such anniversary date, we must receive the notice not later than the close of business on or before the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2023 annual meeting of stockholders is not so advanced or delayed, stockholders who wish to make a proposal or a director nomination for the 2023 annual meeting of stockholder must notify us no earlier than February 8, 2023 and no later than March 10, 2023. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2023 annual meeting of stockholder. Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received no later than December 29, 2022.

Contacting the Board of Directors

Stockholders wishing to communicate with our Board of Directors may do so by writing to the Board of Directors, or to the non-employee members of the Board of Directors as a group, at:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Attention: Corporate Secretary

The communication must prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication for the Board of Directors. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain communications that are unrelated to the Board of Directors’ duties and responsibilities may not be forwarded to the Board of Directors by the Corporate Secretary, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, the Corporate Secretary will not forward any communication determined in her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, and if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 245 First Street, Cambridge, MA 02142, Attention: Corporate Secretary, or call us at (617) 871-2098. If you want to end “householding,” receive separate copies of the Notice, Proxy Statement, and/or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

AKEBIA THERAPEUTICS, INC. 245 FIRST STREET CAMBRIDGE, MA 02142 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 3, 2022 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/AKBA2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 3, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D81515-P70393 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AKEBIA THERAPEUTICS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. Election of two Class II Directors to serve until the ! ! ! company’s 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Nominees: 01) John P. Butler 02) Myles Wolf, M.D., M.M.Sc. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approval, on an advisory basis, of the compensation of the company’s named executive officers, as described in the company’s Proxy Statement. ! ! ! 3. Ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2022. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of each director nominee in proposal 1, FOR proposal 2 and FOR proposal 3. If any other matters properly come before the meeting or any adjournment or postponement thereof, the person(s) named in this proxy will vote in their discretion in accordance with applicable law or rule. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com D81516-P70393 AKEBIA THERAPEUTICS, INC. Annual Meeting of Stockholders June 8, 2022 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Nicole R. Hadas and David A. Spellman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AKEBIA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 8, 2022 over the Internet in a virtual meeting format, via live webcast, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2 AND PROPOSAL 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION IN ACCORDANCE WITH APPLICABLE LAW OR RULE. Continued and to be signed on reverse side